                                                                    EXHIBIT 99.1

                                 LEASE AGREEMENT

                                 by and between

                           WORLD (DE) QRS 15-65, INC.,

                             a Delaware corporation,

                                  as LANDLORD,

                                       and

                              WORLD AIRWAYS, INC.,
                             a Delaware corporation,

                                    as TENANT

                            Premises: 101 World Drive
                                      Peachtree City, GA

                           Dated as of: March 26, 2004

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
1.       Demise of Premises..............................................................         1

2.       Certain Definitions.............................................................         1

3.       Title and Condition. ...........................................................         7

4.       Use of Leased Premises; Quiet Enjoyment.........................................         8

5.       Term............................................................................         8

6.       Basic Rent......................................................................         9

7.       Additional Rent.................................................................         9

8.       Net Lease; Non-Terminability....................................................        11

9.       Payment of Impositions..........................................................        11

10.      Compliance with Laws and Easement Agreements, Environmental Matters.............        12

11.      Liens; Recording................................................................        14

12.      Maintenance and Repair..........................................................        14

13.      Alterations and Improvements....................................................        15

14.      Permitted Contests..............................................................        16

15.      Indemnification.................................................................        16

16.      Insurance.......................................................................        17

17.      Casualty and Condemnation.......................................................        19

18.      Termination Events..............................................................        20

19.      Intentionally Deleted...........................................................        21

20.      Procedures Upon Purchase........................................................        22

21.      Assignment and Subletting, Prohibition Against Leasehold Financing..............        23

22.      Events of Default...............................................................        25

23.      Remedies and Damages upon Default...............................................        27

24.      Notices.........................................................................        29

25.      Estoppel Certificate............................................................        30

26.      Surrender.......................................................................        30

27.      No Merger of Title..............................................................        30

28.      Books and Records...............................................................        30

29.      Determination of Value..........................................................        32

30.      Non-Recourse....................................................................        33

31.      Financing.......................................................................        34

32.      Subordination, Non-Disturbance and Attornment...................................        34

                                       -i-

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
33.      Tax Treatment; Reporting........................................................        34

34.      Financing the Exchange Premises.................................................        35

35.      Security Deposit................................................................        36

36.      Option to Purchase..............................................................        37

37.      Authority.......................................................................        38

38.      Non-Foreign Person..............................................................        38

39.      Brokers.........................................................................        38

40.      Miscellaneous...................................................................        38

41.      Satellites......................................................................        47

42.      Signs...........................................................................        50

EXHIBITS

         Exhibit "A"   - Premises
         Exhibit "B"   - Machinery and Equipment
         Exhibit "C"   - Schedule of Permitted Encumbrances
         Exhibit "D"   - Rent Schedule
         Exhibit "E"   - Tenant Estoppel Certificate
         Exhibit "F"   - Sample Calculation for Increase of Annual Basic Rent
         Exhibit "G"   - Subordination, Non-disturbance and Attornment Agreement
         Exhibit "H"   - U.S. Patriot Act Certification

                  LEASE AGREEMENT, made as of this 26th day of March, 2004, between WORLD (DE) QRS 15-65, INC., a Delaware corporation ("Landlord"), with an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and WORLD AIRWAYS, INC., a Delaware corporation ("Tenant"), with an address at 101 World Drive, Peachtree City, Georgia 30269.

                  In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

                  1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the land described in Exhibit "A" attached hereto together with the Appurtenances (collectively, the "Land"); (b) the building containing approximately 57,500 square feet, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

                  2. Certain Definitions.

                           "Acquisition Cost" shall mean $8,865,357.79.

                           "Additional Rent" shall mean Additional Rent as
defined in Paragraph 7.

                           "Alterations" shall mean all changes, additions,
improvements or repairs to, all alterations, reconstructions, restorations, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                           "Annual Operating Costs" shall mean Annual Operating
Costs as defined in Paragraph 7(a)(v).

                           "Appurtenances" shall mean all tenements,
hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and
(b) any sidewalks, driveways, curbs, streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

                           "Asset Transfer" shall mean Asset Transfer as defined
in Paragraph 21(h).

                           "Assignment" shall mean any assignment of rents and
leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                           "Basic Rent" shall mean Basic Rent as defined in
Paragraph 6.

                           "Basic Rent Payment Date" shall mean Basic Rent
Payment Date as defined in Paragraph 6.

                           "Casualty" shall mean any damage to or destruction of
or which affects the Leased Premises or which arises from the Leased Premises.

                           "Commencement Date" shall mean Commencement Date as
defined in Paragraph 5.

                           "Condemnation" shall mean a Taking.

                           "Condemnation Notice" shall mean notice or knowledge
of the institution of or intention to institute any proceeding for Condemnation.

                           "Costs" of a Person or associated with a specified
transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

                           "CPI" shall mean CPI as defined in Exhibit "D"
hereto.

                           "Default Rate" shall mean the Default Rate as defined
in Paragraph 7(a)(iv).

                           "Easement Agreement" shall mean any conditions,
covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

                           "Environmental Law" shall mean (a) whenever enacted
or promulgated, any applicable federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                           "Environmental Violation" shall mean (a) any direct
or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

                           "Equipment" shall mean the Equipment as defined in
Paragraph 1.

                           "Event of Default" shall mean an Event of Default as
defined in Paragraph 22(a).

                           "Exchange" shall mean the Exchange as defined in
Paragraph 34.

                           "Exchange Cost" shall mean the Exchange Cost as
defined in Paragraph 34.

                           "Exchange Date" shall mean the Exchange Date as
defined in Paragraph 34.

                           "Exchange Offer" shall mean the Exchange Offer as
defined in Paragraph 34.

                           "Exchange Premises" shall mean the Exchange Premises
as defined in Paragraph 34.

                           "Fair Market Rental Value" shall mean the fair market
rental value of the Leased Premises for the relevant Renewal Term determined in accordance with the procedure specified in Paragraph 29.

                           "Fair Market Value Date" shall mean the date when the
Fair Market Rental Value is determined in accordance with Paragraph 29.

                           "Federal Funds" shall mean federal or other
immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                           "Generator" shall mean the 1,400-gallon diesel fuel,
500 kilowatt generator system manufactured by Generic Power Systems, together with all circuits, wires, concrete pads, transformers, and similar removable fixtures necessary for operation of said generator system.

                           "Hazardous Activity" means any activity, process,
procedure or undertaking which directly or indirectly (a) procures, generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (c) involves the containment or storage of any Hazardous Substance; or (d) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

                           "Hazardous Condition" means any condition which would
support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

                           "Hazardous Substance" means (i) any substance,
material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

                           "Impositions" shall mean the Impositions as defined
in Paragraph 9(a).

                           "Improvements" shall mean the Improvements as defined
in Paragraph 1.

                           "Indemnitee" shall mean an Indemnitee as defined in
Paragraph 15.

                           "Insurance Requirements" shall mean the requirements
of all insurance policies required to be maintained in accordance with this Lease.

                           "Land" shall mean the Land as defined in Paragraph 1.

                           "Law" shall mean any constitution, statute, rule of
law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                           "Lease" shall mean this Lease Agreement.

                           "Lease Year" shall mean, with respect to the first
Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) full consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                           "Leased Premises" shall mean the Leased Premises as
defined in Paragraph 1.

                           "Legal Requirements" shall mean the requirements of
all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or requires Tenant to carry insurance other than as required by this Lease.

                           "Lender" shall mean any Person (and its respective
successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

                           "Letter of Credit" shall mean Letter of Credit as
defined in Paragraph 35.

                           "Loan" shall mean any loan made by one or more
Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                           "Monetary Obligations" shall mean Rent and all other
sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

                           "Moody's" shall mean Moody's Investor Services, Inc.

                           "Mortgage" shall mean any mortgage or deed of trust
from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                           "Net Award" shall mean (a) the entire award payable
to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii), (iii) and (iv) of Paragraph 16(a), less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

                           "Note" shall mean any promissory note evidencing
Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                           "Offer Amount" shall mean the sum of the Acquisition
Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with the proceeds of the Offer Amount.

                           "Option Exercise Notice" shall mean the Option
Exercise Notice as defined in Paragraph 36.

                           "Partial Casualty" shall mean any Casualty which does
not constitute a Termination Event.

                           "Partial Condemnation" shall mean any Condemnation
which does not constitute a Termination Event.

                           "Permitted Encumbrances" shall mean those covenants,
restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                           "Person" shall mean an individual, partnership,
association, corporation or other entity.

                           "Prepayment Premium" shall mean any payment required
to be made by Landlord to a Lender under a Note or any other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage, and which may without limitation take the form of (a) a "make whole" or yield maintenance clause requiring a prepayment premium or (b) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (i) the total amount required to defease a Loan and (ii) the outstanding principal balance of the Loan as of the date of such defeasance plus reasonable Costs of Landlord and Lender.

                           "Present Value" of any amount shall mean such amount
discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) six percent (6%) per annum.

                           "Prime Rate" shall mean the annual interest rate as
published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                           "Relevant Date" shall mean the date on which Fair
Market Rental Value is determined in the event of any extension of this Lease pursuant to Paragraph 5(b).

                           "Renewal Notice" shall mean Renewal Notice as defined
in Paragraph 5.

                           "Renewal Term" shall mean Renewal Term as defined in
Paragraph 5.

                           "Rent" shall mean, collectively, Basic Rent and
Additional Rent.

                           "Security Deposit" shall mean Security Deposit as
defined in Paragraph 35.

                           "Site Assessment" shall mean a Site Assessment as
defined in Paragraph 10(c).

                           "State" shall mean the State of Georgia.

                           "Surviving Obligations" shall mean any obligations of
Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

                           "Systems" shall mean those items of the Equipment
which are defined as Systems in Paragraph 12.

                           "Taking" shall mean (a) any taking or damaging of all
or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

                           "Term" shall mean the Term as defined in Paragraph 5.

                           "Termination Date" shall mean Termination Date as
defined in Paragraph 18.

                           "Termination Event" shall mean a Termination Event as
defined in Paragraph 18.

                           "Termination Notice" shall mean Termination Notice as
defined in Paragraph 18(a).

                           "Transfer" shall mean Transfer as defined in
Paragraph 21(a)(i).

                           "UPS System" shall mean the uninterrupted power
source system, together with all circuits, wires, and similar removable fixtures necessary for the operation of said power source system.

                           "Warranties" shall mean Warranties as defined in
Paragraph 3(d).

                           "Work" shall mean Work as defined in Paragraph 13(b).

                  3. Title and Condition.

                           (a) The Leased Premises are demised and let subject
to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord, except as otherwise provided in Paragraph 3(d).

                           (b) Tenant acknowledges that, to the best of its
knowledge, the Leased Premises is in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. EXCEPT AS OTHERWISE PROVIDED HEREIN, TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY,
(xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION OR (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY .. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION

AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

                           (c) Tenant acknowledges (i) that Tenant has only the
leasehold right of possession and use of the Leased Premises, as provided herein, (ii) to the best of its knowledge the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) to the best of its knowledge, all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises on behalf of the Tenant have been fully paid, and all materials and supplies related thereto have been fully paid for, (v) to the best of its knowledge, the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises by Tenant has been installed and is presently fully operative in all material respects.

                           (d) Based exclusively on that certain Seller's
Certificate dated on or about the date hereof executed by Air Eagle Properties, LLC in favor of Landlord and without having undertaken any independent investigation to determine the existence or absence of facts with respect to the representations and warrants contained in such Seller's Certificate, Landlord represents and warrants that the Improvements conform to all material Legal Requirements and all Insurance Requirements and can be used for the purposes set forth in Paragraph 4(a).

                  4. Use of Leased Premises; Quiet Enjoyment.

                           (a) The Leased Premises shall be used and occupied by
Tenant solely for general, executive and administrative office purposes, including a 24-hour operations center (the "Operations Control Area") and related functions, in accordance with, and as limited by, applicable Laws, and for no other purpose whatsoever without the prior written consent of Landlord. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any warranties, guaranties, indemnities and similar rights (collectively, "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste. Tenant shall not permit any objectionable odors or noises to emanate from the Leased Premises. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all Costs arising out of or related to any breach of this Paragraph 4.

                           (b) Subject to the provisions hereof, so long as no
Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord, or anyone claiming by, through or under Landlord, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times during business hours as Landlord may select and upon reasonable notice to Tenant (except in the case of an emergency, in which no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers, making any repairs and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

                           (c) Notwithstanding anything to the contrary, the
roof, exterior faces of all perimeter walls and the use of the air space above the Improvements shall be reserved for Landlord's exclusive use and Tenant shall have no right of access thereto, except as provided for in Paragraph 41 and Paragraph 42.

                  5. Term.

                           (a) Subject to the provisions hereof, Tenant shall
have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the one hundred eightieth (180th) full calendar month next following the date hereof (the "Expiration Date").

                           (b) Provided that if, on or prior to the Expiration
Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then Tenant shall have the right to extend the Term on the Expiration Date and on the tenth (10th) anniversary of the Expiration Date (the Expiration Date and each such anniversary being a referred to herein as a "Renewal Date") for an additional period of ten (10) years (each such extension, a "Renewal Term"), upon written notice to Landlord (any such notice, a "Renewal Notice") at least eighteen (18) months prior to the next Renewal Date that Tenant is extending the Term of this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any additional Renewal Terms). If Tenant does not provide the first Renewal Notice, then the Term of this Lease shall expire on the Expiration Date, and if Tenant has extended the Term for the first Renewal Term but does not provide a Renewal Notice for the second Renewal Term, the Term shall expire, on the tenth (10th) anniversary of the Expiration Date. In any event the Term shall expire on the twentieth (20th) anniversary of the Expiration Date.

                           (c) If Tenant does not exercise its option to extend
or further extend the Term, or if an Event of Default exists, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) upon not less than twenty-four (24) hours prior notice to Tenant, show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times during business hours as Landlord may select.

                           6. Basic Rent. Tenant shall pay to Landlord, as
annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), payable quarterly in advance for the next three (3) calendar months, commencing on the twenty-fifth day of April, 2004, and thereafter on the same day of each July, October, January and April during the Term which shall be payable as set forth in said Exhibit "D". The date that each payment of Basic Rent is due is hereinafter referred to as a "Basic Rent Payment Date". Each such payment of Basic Rent shall be made to Landlord on each Basic Rent Payment Date in Federal Funds pursuant to wire transfer instructions delivered to Tenant from time to time and/or to such one or more other Persons, pursuant to wire transfer instructions delivered to Tenant from time to time at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof).

                  7. Additional Rent.

                           (a) Tenant shall pay and discharge, as additional
rent (collectively, "Additional Rent"):

                                    (i) except as otherwise specifically
provided herein, all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the use, non-use, occupancy, possession, operation, condition, maintenance, alteration, repair or restoration of any of the Leased Premises, including, without limitation, all Annual Operating Costs (as defined herein) for each Lease Year, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant by Landlord in connection with the Exchange, (D) the prosecution, defense or settlement of any litigation involving or arising from any breach of the terms of this Lease by Tenant, its sublessee, assignee or any Person occupying the Leased Premises under or through Tenant, (E) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (F) any amendment to or modification or termination of this Lease made at the request of Tenant, (G) Costs of Landlord's counsel and reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, any act of Landlord performed on behalf of Tenant or the review and monitoring of compliance by Tenant with the terms of this Lease, including applicable Law (and Landlord agrees to provide Tenant with fifteen (15) days prior written notice of its estimated internal or counsel Costs in connection with this Paragraph 7(a)(i) except that in the case of an emergency no notice shall be required), (H) all costs and fees associated with the wire transfers of Rent payments, (I) an administrative fee of $10,000 payable to Landlord in connection with any Exchange, and (J) any other items specifically required to be paid by Tenant under this Lease;

                                    (ii) after the date all or any portion of
any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount (the "Late Charge") equal to five percent (5%) of the amount of such unpaid installment or portion thereof to reimburse Landlord for its cost and inconvenience incurred as a result of Tenant's delinquency, provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five
(5) days following the due date thereof;

                                    (iii) a sum equal to any additional sums
(including any late charge in excess of the amount payable under clause (ii) above for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, default penalties, interest in excess of amounts payable under clause (iv) below for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of the occurrence and continuance of an Event of Default;

                                    (iv) interest at the rate (the "Default
Rate") of three percent (3%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue; and

                                    (v) all Annual Operating Costs. As used
herein, Annual Operating Costs shall include all expenses incurred by Landlord in connection with the operation (including, without limitation, supervision, administration and management), maintenance, servicing and/or repair of the Improvements and/or its appurtenances (including, without limitation, any parking areas in or appurtenant to the Improvements) and/or the Land, and shall include, by way of illustration but not limitation, the following: all Impositions, all maintenance, repair, restoration and replacement of the Improvements (including replacement parts and components necessary to make any such maintenance, repair, restoration and/or replacements to any of the Improvements and the Equipment), all rents, charges and expenses, salaries, wages and employee benefits (including, without limitation, medical, surgical and general welfare benefits, group life insurance, pension payments, payroll taxes, workman's compensation insurance premiums and bond premiums) for agents or employees of Landlord engaged in the full time operation, maintenance, servicing or repair of the Improvements and/or the Land and/or its appurtenances, license, permit and inspection fees and/or charges, repairs and maintenance, utility and utility distribution charges, water and sewer charges, charges for gas, oil and other fuels, charges for steam, premiums for any casualty, liability, rental loss and/or other insurance obtained by Landlord or on Landlord's behalf with respect to the Improvements and /or the Land, security services, char and cleaning services, cleaning supplies, uniforms and dry cleaning and laundering for employees who work at or for the Improvements, window cleaning, snow removal, repair and maintenance of the sidewalks, driveways, roadways (public and private) and grounds, including plantings and ground cover and other improvements and replacements thereto, reasonable accounting and legal fees, fees and expenses incurred by Landlord under any service (including, without limitation, garbage and waste disposal (including recycling costs), elevator service, and plumbing service) or management contracts, the cost for telephone, telegraph, stationery, postage and other materials and supplies used in the operation of the Improvements and/or the Land, personal property taxes, advertising and promotion expenses, all sales and/or excise taxes imposed on any of the services provided by Landlord, the re-paving, seal coating or re-striping of any parking areas in or appurtenant to the Improvements, and any other expenses or charges of any nature whatsoever, whether or not herein mentioned, which shall be included in Annual Operating Costs in accordance with generally accepted accounting and management principles with respect to the operation of similar office buildings in Atlanta, Georgia. Annual Operating Costs shall include a management fee equal to five percent (5%) of the gross revenue from the Improvements. In determining the amount of Annual Operating Costs for any Lease Year, if the Leased Premises are not fully occupied by Tenant at any time during such Lease Year, then Annual Operating Costs shall be computed by Landlord for such Lease Year to be an amount equal to the likely Annual Operating Costs which would normally be expected to be incurred had the Leased Premises been fully such occupied for Lease Year.

                           (b) In no event shall amounts payable under Paragraph
7(a)(ii), (iii) and (iv) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

                           (c) Notwithstanding anything herein to the contrary,
the following items shall not constitute Annual Operating Costs and shall not be paid by Tenant under any circumstances:

                                    (i) interest and amortization of funds
borrowed by Landlord, whether secured or unsecured;

                                    (ii) Costs associated with the sale of any
interest in the Improvements, including, without limitation, advertising, marketing and commissions;

                                    (iii) amounts paid to any partner,
shareholder, officer or director of Landlord, for salary or other compensation;

                                    (iv) accounting or legal fees which are not
related to the operation and maintenance of the Leased Premises;

                                    (v) Costs relating to maintaining Landlord's
existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to the operation and maintenance of the Leased Premises);

                                    (vi) Costs relating to the negligence or
willful misconduct, as determined by a court of law, of Landlord;

                                    (vii) Costs incurred by Landlord for
trustee's fees, partnership or corporation organizational expenses and accounting fees except accounting fees relating solely to the ownership and operation of the Leased Premises;

                                    (viii) the cost of any item to the extent
such item is properly classified as a capital expenditure under generally accepted accounting principles (except as provided in Paragraph 7(d) and Paragraph 12(d)(ii));

                                    (ix) Costs of repairs, restoration or
replacements occasioned by (a) fire, windstorm or other Casualty of an insurable nature (whether such destruction be total or partial) and paid by insurance obtained by Landlord, and (b) the exercise by governmental authorities of the right of eminent domain, whether such Taking be total or partial; or

                                    (x) depreciation of the Improvements or any
equipment, machinery, fixtures or improvements therein.

                           (d) Notwithstanding anything herein to the contrary,
if any capital improvement is made either (i) in compliance with any Legal Requirements, or (ii) for the purpose of saving or reducing Annual Operating Costs (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Annual Operating Costs for the Lease Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the shortest useful life of such improvement permitted pursuant to the Internal Revenue Code of 1986, as amended, and the annual amortization, together with interest thereon, at the then "base" rate being charged by Citibank, N.A. or its successor, of such improvement shall be deemed within the definition of Annual Operating Costs in each Lease Year during which such cost of the improvement is amortized.

                           (e) Landlord shall furnish to Tenant, within one
hundred fifty (150) days after the conclusion of each Lease Year, a statement (each an "Annual Statement") in reasonable detail showing the actual Annual Operating Costs for each Lease Year. Tenant shall, together with the next occurring installment of Basic Rent, pay to Landlord the Annual Operating Costs for the Lease Year covered by such Annual Statement.

                           (f) Commencing on the twenty-fifth (25) day of April,
2004, Tenant shall pay to Landlord quarterly during each Lease Year, as Additional Rent, without notice or demand therefor and without any deduction, abatement or setoff whatsoever, an amount equal to one-quarter (1/4) of Annual Operating Costs for such Lease Year as reasonably estimated by Landlord in writing (each an "Estimation Statement"). In the event the Estimation Statement is not given prior to the beginning of any Lease Year, Tenant shall continue to pay during the next ensuing Lease Year on the basis of the amount of Annual Operating Costs payable during the Lease Year just ended until the quarter after the Estimation Statement is delivered to Tenant.

                           (g) In the event Annual Operating Costs in the
Estimation Statement exceeds Annual Operating Costs in the Annual Statement for such Lease Year, Landlord shall within thirty (30) days after delivery of the Annual Statement refund such excess to Tenant if

Tenant is not in default beyond applicable grace and cure period under this Lease. In the event Annual Operating Costs in the Estimation Statement exceeds Annual Operating Costs in the Estimation Statement for such Lease Year, Tenant shall pay Landlord, within thirty (30) days of receipt of the Annual Statement, an amount equal to such difference. Failure by the Landlord to timely provide any Annual Statement or to prepare and deliver any statements or bills, or to make a demand under this Paragraph 7, shall not constitute a waiver by Landlord of its rights to payments due pursuant to this Paragraph 7.

                           (h) From time to time during each Lease Year (but not
more than once each Lease Year), Landlord may re-estimate the amount of Annual Operating Costs for the then remaining balance of the Lease Year. For any applicable Lease Year that ends after the Expiration Date or after any Renewal Term the Annual Operating Costs for such Lease Year shall be apportioned on a per diem basis so that only that portion of the Annual Operating Costs for such Lease Year is attributable to the portion of such Lease Year that occurs during the Term shall be payable by Tenant. Tenant may not claim a readjustment of Annual Operating Costs based on any error of estimation, determination or calculation thereof except by written notice given within six (6) months after receipt of the Estimation Statement or Annual Statement (as the case may be) for the Lease Year to which such estimate or calculation relates. Each Annual Statement shall be conclusive and binding upon Tenant unless within ninety (90) days after Landlord's delivery of any such statement Tenant shall notify Landlord that Tenant disputes the correctness of said statement. Pending the determination of any such dispute by agreement or otherwise, Tenant shall pay Additional Rent in accordance with the applicable Annual Statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, within thirty (30) days after such determination, refund to Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with the Annual Statement.

                           (i) Upon the request of Tenant, given within sixty
(60) days of Tenant's receipt of such Annual Statement and provided that (i) all Annual Operating Costs then due and payable have been paid in full prior to such request, and (ii) no default by Tenant under the Lease shall have occurred and then be continuing, Landlord shall promptly make available to Tenant or its certified public accountant (at Landlord's offices during normal business hours) information relating to the Annual Statement or the preparation thereof which is reasonably necessary to enable Tenant to verify Landlord's calculations with regard to Tenant's specific objections to such statement; provided, in no event shall Landlord be required to make available any information to any third party contractor or consultant employed by Tenant to perform such review on a contingent-fee basis or other "savings" based fee structure. Neither Tenant nor its certified public accountant shall be permitted to remove such books and records from Landlord's offices. All such information shall be made available on a confidential basis and Tenant shall not disclose such information to any third party, except to its certified public accountant who shall acknowledge in writing the confidential nature of such information. If the objections are not settled by agreement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants mutually acceptable to the parties, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Annual Statement.

                           (j) Tenant shall pay all telephone bills separately
metered to the Leased Premises, and any other service or material used by, or provided to, Tenant in connection therewith, when due. If Tenant does not pay the same when due, Landlord may pay the same and the amount of such payment shall be deemed Additional Rent which shall be due upon receipt of Landlord's invoice therefor.

                  8. No Set-Off; Non-Terminability. All Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off"). Tenant shall pay all costs and expenses relating to the Leased Premises and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Leased Premises which is not expressly declared to be that of the Landlord shall be deemed to be an obligation of the Tenant to be performed by Tenant at the Tenant's expense.

                  9. Payment of Impositions.

                           (a) Tenant shall pay and discharge, as part of Annual
Operating Costs, all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, or (iv) Landlord as a result of or arising in respect of the ownership, occupancy, leasing, use or possession of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) franchise, corporation, income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, transfer (except in connection with a transfer of the Leased Premises to Tenant or its designee), gift or similar tax imposed on Landlord, or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent.

                            10. Compliance with Laws and Easement Agreements,
Environmental Matters.

                           (a) During the Term, Tenant shall, at its expense,
comply with and conform to, and cause any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any Environmental Violation, caused by Tenant, or by any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant and (iii) without the prior written consent of Landlord and Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to the Leased

Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports. Without limiting the foregoing, Tenant shall not keep within or about the Leased Premises any dangerous, inflammable, toxic or explosive material, nor shall Tenant use the Leased Premises or the Land, nor suffer the Leased Premises to be used, for the manufacture, storage, treatment or disposal of any Hazardous Substance, except for customary office supplies and cleaning supplies, which may be stored or used in the Leased Premises provided the storage, use, handling, treatment and disposal thereof complies with all Legal Requirements.

                           (b) Upon at least five (5) days' prior written notice
from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant's operations and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of the Leased Premises, (ii) within the six (6) month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting any Site Assessment shall be paid by Landlord except that if an Environmental Violation caused by Tenant, its sublessee, assignee or any Person occupying the Leased Premises under or through Tenant is found to exist, then the cost of such Site Assessment shall be paid by Tenant.

                           (c) If an Environmental Violation caused by Tenant,
its sublessee, assignee or any Person occupying the Leased Premises under or through Tenant, occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $50,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

                           (d) If Tenant fails to correct any Environmental
Violation caused by Tenant, its sublessee, assignee or any Person occupying the Leased Premises under or through Tenant, which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

                           (e) Tenant shall notify Landlord immediately after
becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                           (f) All future leases or subleases relating to the
Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant to cause any Environmental Violation to occur.

                           (g) Notwithstanding anything herein to the contrary,
Tenant's liability to remediate or undertake any other action to correct any Environmental Violation in accordance with applicable Environmental Laws shall not during the Term exceed $8,000,000 in the aggregate.

                           (h) Tenant's liability hereunder for Environmental
Violations shall be limited to those Environmental Violations which it causes, permits or suffers to occur or which any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant causes, permits or suffers to occur; provided, however, that Tenant shall have no liability for any Environmental Violation caused, permitted or suffered to occur by any previous tenant or other owner or occupant of the Leased Premises which Environmental Violation arose prior to the date hereof, save and except for any such Environmental Violation that was caused, permitted or suffered to occur by Tenant prior to the date hereof.

                  11. Liens; Recording.

                           (a) Tenant shall not, directly or indirectly, create
or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

                           (b) Tenant shall execute, deliver and record, file or
register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

                  12. Maintenance and Repair.

                           (a) Except as otherwise provided herein, Tenant shall
at all times maintain the Leased Premises in as good repair and appearance as they are in on the date hereof, ordinary wear and tear excepted, and fit to be used for their intended use, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Except as otherwise provided herein, Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Except as specifically provided in Paragraph 12(d), Landlord shall not be required to make any

Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

                           (b) If any improvement hereafter constructed by
Tenant shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

                           (c) Tenant acknowledges that it is in possession of
the Leased Premises and has inspected the Leased Premises and that all plumbing, electrical, water, sewage, heating, ventilation and air conditioning, security, life safety, elevator systems and other utility systems (collectively, "Systems") which are servicing the Leased Premises are fully satisfactory to Tenant and that neither Landlord, nor Landlord's agent, have made any representations or promises with regard to the Leased Premises, including, without limitation, the Systems, their fitness for any particular purpose or their use for the term herein demised. The taking of possession of the Leased Premises by Tenant for the term herein demised shall be conclusive evidence as against Tenant that Tenant accepts the Leased Premises, including all Systems, subject to any and all defects therein, latent, patent or otherwise, in its "as-is" condition and that the Leased Premises, including all Systems, are in good and satisfactory condition in all respects at the time such possession is taken. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that the Generator and the UPS System are not part of the Leased Premises, including the Systems, and are removable fixtures owned by the Tenant. Tenant covenants and agrees that it shall repair, maintain, replace and insure the Generator and the UPS System at its sole cost. Tenant shall be responsible for any and all damage, injury, or claims resulting from the moving, removal or operation of the Generator or the UPS System and any and all damage or injury to the Leased Premises caused by such moving, removal or operation shall promptly be repaired by Tenant at its sole cost, unless caused by the negligence or willful misconduct of Landlord.

                           (d)

                                    (i) Landlord shall make and pay for, and
Tenant shall reimburse Landlord as part of Annual Operating Expenses in accordance with Paragraph 7 for, all maintenance, repairs, restorations, replacements, renovations or rebuilding of any portion of the Leased Premises, including the Systems, as may be necessary to keep the Leased Premises in good condition and repair or which may be required by any applicable Laws or Legal Requirements, and then only if the necessity of such maintenance, repair, restoration, replacement, renovation or rebuilding is not brought about, in whole or part, by any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees, or others for whom Tenant is legally responsible including, without limitation any subtenant or concessionaire of Tenant or agents of any of them.

                                    (ii) Notwithstanding anything in this
Paragraph 12(d) to the contrary, if commercially reasonable standards dictate replacement in its entirety of (i) the roof,

(ii) the exterior walls and exterior windows seals of the Improvements, (iii) the foundation of the Improvements or (iv) any of the Systems, then Landlord shall replace the same in its entirety and Tenant shall reimburse Landlord for the Costs of such replacement only as a capital improvement expenditure within the definition of Annual Operating Costs pursuant to and as limited by Paragraph 7(d).

                                    (iii) Landlord shall not be liable for any
damage (including any consequential damages or lost profits) caused to the person or property of Tenant, its agents, employees or invitees, due to the Leased Premises or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from the Systems or from electricity, or from any other cause whatsoever. Subject to the terms hereof, Landlord has granted Tenant exclusive control of the Leased Premises for the Term hereof and Landlord shall be under no obligation to inspect the Leased Premises. Tenant agrees to report in writing to Landlord, immediately upon Tenant's discovery, any defective condition in or about the Leased Premises known to Tenant which Landlord is required to repair hereunder, and a failure to promptly so report in writing shall make Tenant liable to Landlord for any expense, damage or liability resulting from Tenant's failure to make such report. In repairing, maintaining, rebuilding, renovating, replacing, restoring or altering any portion of the Leased Premises in accordance with Landlord's obligations as set forth in this Paragraph 12(d), the Landlord may, with Tenant's consent, not to be unreasonably withheld, delayed or conditioned, use drawings, designs, plans and specifications other than those used in the original construction. Landlord shall not be required to install additional units or systems to service any portion of the Leased Premises beyond the Systems that exist at the Improvements as of the date hereof. Tenant, with Landlord's prior written consent, may make such installations at Tenant's sole cost and repair in accordance with Paragraph 13.

                           (e) Except as expressly provided herein Tenant shall
maintain the Leased Premises and the fixtures therein in good order and repair during the Term at Tenant's sole cost and expense. All injury to the Leased Premises, the Land or the Improvements and all breakage done by Tenant, or Tenant's agents, subtenants, contractors, directors, employees, invitees, licensees or officers shall be repaired immediately by the Tenant at Tenant's sole expense. In the event that the Tenant shall fail to make any repairs required pursuant to this Paragraph 12, Landlord shall have the right to make such repairs, alterations and replacements, and any charge or cost so incurred by the Landlord shall be paid by Tenant upon demand. Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or land which may or might arise by reason of the making of any such alterations, installations, changes, replacements, additions or improvements. This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the Landlord has or may have in said circumstances.

                           (f) Except as set forth in this Paragraph 12(f),
Landlord shall be under no obligation to furnish any services or supplies to the Leased Premises. Landlord shall furnish elevator service and water 24-hours a day, 365 days a year, and lavatory supplies during normal business hours, except during periods of repair and maintenance, and normal and usual cleaning and janitorial service after 5:00pm, Mondays through Fridays (exclusive of Federal, State or local legal holidays); provided that Tenant shall leave the Leased Premises in a condition suitable for performance by the Landlord of its janitorial services. Landlord further agrees to furnish reasonably adequate electric current for normal office uses and heat and air conditioning appropriate to the seasons of the year sufficient to reasonably cool or heat the Leased Premises, other than the Operations Control Area, from 8:00 a.m. - 6:00 p.m., Mondays through Fridays, inclusive, and from 9:00 a.m. to 1:00 p.m., Saturdays (said services not being furnished on Sundays or Federal, state or local legal holidays), and for the Operations Control Area of the Leased Premises, 24 hours a day, 365 days a year, except during periods of repair and maintenance, all in accordance with standards of comparable office buildings in the Atlanta,

Georgia metropolitan area as determined by Landlord's sole but reasonable judgment. In the event that the location of the Operations Control Area changes to a different part of the Leased Premises in whole or in part, Landlord agrees to make electric and HVAC services available to the Operations Control Areas provided that Tenant shall pay for the Costs. If Tenant requires air conditioning, heat, plumbing, water, electric or other utilities beyond the normal hours of operation set forth herein, Landlord will furnish such at no additional cost to Tenant (specifically excluding any increase in Annual Operating Costs as compensation for such excess usage), provided Tenant gives Landlord two (2) prior business days notice of the days on which it desires such utilities and the location of the portions of the Leased Premises which require such services. Landlord shall only be required to provide such overtime services to those portions of the Leased Premises as may reasonably be needed by Tenant, as reasonably determined by Landlord. Tenant shall have access to the Leased Premises 24 hours a day, seven days per week, 365 days per year, including holidays.

                           (g) No claim for compensation or abatement of Rent
shall be made by the Tenant by reason of inconvenience, nuisance, loss of business or discomfort arising from the interruption or cessation of or failure in the supply of any utilities, services of any Systems serving the Leased Premises or from the maintenance, repair, restoration, replacement, renovation or rebuilding or any portion of the Leased Premises or basic systems thereof nor shall the same give rise to a claim in Tenant's favor that such interruption, cessation, failure, repair, renovation or rebuilding constitutes actual or constructive, total or partial eviction from the Leased Premises. Notwithstanding the foregoing, if there is a total cessation of services for a continuous period of five (5) days and as a result Tenant is unable to conduct its business in the Leased Premises, then beginning on the sixth (6th) continuous day of such cessation of services Basic Rent shall abate until such services are restored or Tenant resumes to conduct its business in the Leased Premises.

                  13. Alterations and Improvements.

                           (a) Tenant shall have the right at its sole expense,
without having obtained the prior written consent of Landlord and Lender and provided that no Event of Default then exists, to make decorative, cosmetic, non-structural Alterations to the interior of the Improvements provided the same are not visible from the exterior of the Improvements, including painting, partitions and carpeting, so long as at the time of construction or installation of any such Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. Tenant shall have no right to make any other Alterations to the Leased Premises without first obtaining the prior written consent of Landlord and Lender, except that with respect to structural Alterations Landlord shall have the right to withhold its consent in its sole discretion. Landlord shall have the right to require Tenant to remove any Alterations at the expiration of the Term or the earlier termination thereof except for those Alterations required by Law or for which Landlord has agreed in writing that removal will not be required.

                           (b) If Tenant makes any Alterations pursuant to this
Paragraph 13 or constructs the Exchange Premises pursuant to Paragraph 34 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work") whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of
(A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document reasonably requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 12(a), whether or not such Work involves restoration of the Leased Premises.

                           (c) Tenant shall not place a load upon the floor of
the Leased Premises exceeding one hundred (100) pounds per square foot without Landlord's prior written consent (which consent may be withheld or conditioned in Landlord's sole discretion). Business machines, or fumes that may be transmitted to the Improvements or to any other leased space therein to such a degree as to be objectionable to the Landlord shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant shall be responsible for any and all damage, injury, or claims resulting from moving of Tenant's equipment, furnishings and/or materials into or out of the Leased Premises or from the storage or operation of the same. Any and all damage or injury to the Leased Premises, the Improvements or the Land (or any part thereof) caused by such moving, storage or operation shall be repaired by Tenant, at Tenant's sole cost, to Landlord's reasonable satisfaction.

                           (d) Tenant shall have the right to install or operate
in the Leased Premises any small electrically operated standard office equipment as is typically used in modern offices. Tenant shall not install or operate in the Leased Premises any "non-standard" equipment without first obtaining the prior consent in writing of Landlord, which consent may, in Landlord's sole discretion, be conditioned on, among other matters, the payment by Tenant of Additional Rent in compensation for such excess consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery; nor shall Tenant install any other equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Leased Premises or the Improvements without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlords sole discretion; provided that, if Landlord shall consent to such installations, all additional utility facilities, changes, replacements or additions necessary to handle facilities, changes, replacements or additions necessary to handle such equipment shall be performed by Tenant at its sole expense in accordance with plans and specifications to be approved in writing, in advance, by Landlord.

                  14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition or (b) discharge or remove any lien referred to in Paragraph 11 or 13 (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations") and may dispute or contest the same, so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

                  15. Indemnification.

                           (a) Tenant shall pay, protect, indemnify, defend,
save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, without regard to the form of action and whether based on strict liability or any other theory of recovery at law or in equity arising from (i) any matter pertaining to the use, non-use, occupancy, operation, condition, maintenance, repair or restoration of the Leased Premises by the Tenant its servants, employees, agents, subtenants, assignees, contractors, invitees or licensees or any Person occupying the Leased Premises under or through Tenant, (ii) any casualty arising from the Leased Premises caused by Tenant, its servants, employees, agents, subtenants, assignees, contractors, invitees or licensees or any Person occupying the Leased Premises under or through Tenant, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty,
(iii) any violation by Tenant of any provision of this Lease, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or (iv) any alleged, threatened or actual Environmental Violation caused by Tenant, its sublessee, assignee or any Person occupying the Leased Premises under or through Tenant, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided, however, that Tenant shall not be required to indemnify, defend, save and hold harmless Landlord, Lender or any Indemnitee from and against any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or solely in connection with the negligence or willful misconduct of Landlord, its agents or any Indemnitee or a breach of the terms of this Lease by Landlord.

                           (b) Landlord shall pay, protect, indemnify, defend,
save and hold harmless Tenant from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, without regard to the form of action and whether based on strict liability or any other theory of recovery at law or in equity arising from (i) any matter pertaining to the ownership, operation, condition, maintenance, repair or restoration of the Leased Premises by the Landlord, its agents, contractors and employees (ii) any casualty caused by Landlord, its agents, contractors and employees, (iii) any violation by Landlord of any provision of this Lease, any Legal Requirement or any Permitted Encumbrance or (iv) any alleged, threatened or actual Environmental Violation caused by Landlord, its agents, contractors or employees, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided, however, that Landlord shall not be required to indemnify, defend, save and hold harmless Tenant from and against any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or solely in connection with the negligence or willful misconduct of Tenant, its sublessee, assignee or any Person occupying the Leased Premises under or through Tenant.

                           (c) In case any action or proceeding is brought
against any Indemnitee or Tenant by reason of any such claim, (i) Landlord or Tenant, as the case may be, may retain its own counsel and defend such action (it being understood that Landlord or Tenant, as the case may be, may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Landlord or Tenant, as the case may be) and (ii) such Indemnitee shall notify Landlord or Tenant, as the case may be, to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Landlord or Tenant, as the case may be.

                           (d) The obligations of Landlord and Tenant under this
Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease. (e) Nothing contained in this Paragraph 15 shall be construed as an agreement to indemnify Landlord, Lender, Tenant or any other Person identified in Paragraph 30 for their own negligent acts or omissions or willful misconduct.

                  16. Insurance.

                           (a) Landlord shall obtain and maintain the following
insurance on or in connection with the Leased Premises, the annual cost of such insurance and the deductible to be paid in connection therewith (such deductible not to exceed $10,000) shall be paid to Landlord by Tenant in advance within fifteen (15) days after receipt of an invoice from Landlord (unless the same has been paid by Tenant as an Annual Operating Cost hereunder):

                                    (i) Insurance against all risk of physical
loss or damage to the Improvements and Equipment as provided under "Special Causes of Loss" form coverage, and including customarily excluded perils of hail, windstorm, flood coverage, earthquake and, to the extent required by Lender, terrorism insurance, in amounts no less than the actual replacement cost of the Improvements and Equipment; such policies shall contain Replacement Cost and Agreed Amount Endorsements and "Law and Ordinance" coverage (at full replacement cost).

                                    (ii) Commercial General Liability Insurance
against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate, on a claims occurrence basis.

                                    (iii) Comprehensive Boiler and
Machinery/Equipment Breakdown Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property (and which may be carried as part of the coverage required under clause (i) above or pursuant to a separate policy or endorsement). Either such Boiler and Machinery policy or the Special Causes of Loss policy required in clause (i) above shall include at least $3,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $25,000.

                                    (iv) Such other insurance (or other or
different terms with respect to any insurance required pursuant to this Paragraph 16(a), including without limitation amounts of coverage, deductibles, form of mortgagee clause, insurer rating) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require.

                           (b) Tenant shall obtain, pay for and maintain the
following insurance on or in connection with the Leased Premises;

                                    (i) Commercial General Liability Insurance
and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate, on a claims occurrence basis.

                                    (ii) Workers' compensation insurance in the
amount required by applicable Law and employers' liability insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises.

                                    (iii) During any period in which substantial
Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                           (c) Landlord shall obtain and maintain Business
Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than twelve (12) months from time of loss, including extended period of indemnity which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Leased Premises is repaired or replaced and operations are resumed, whichever first occurs. The annual cost of such insurance shall be paid to Landlord by Tenant in advance and within fifteen (15) days after receipt of an invoice from Landlord.

                           (d) The insurance required by Paragraph 16(b) shall
be written by companies having a Best's rating of A:X or above and a claims paying ability rating of AA or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or equivalent rating agency approved by Landlord and Lender in their sole discretion and are authorized to write insurance policies by, the State Insurance Department (or its equivalent) for the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

                           (e) Each insurance policy referred to in clauses (ii)
and (iii) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(b), except clause (ii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior written notice to Landlord and Lender.

                           (f) Tenant shall pay as they become due all premiums
for the insurance required by Paragraph 16(b), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance evidencing such coverages or, if required by Lender, original or certified policies. All certificates of insurance (including liability coverage) provided to Landlord and Lender shall be on ACORD Form 27 (or its equivalent).

                           (g) Anything in this Paragraph 16 to the contrary
notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(b) may be carried under a "blanket" policy or policies covering other properties of Tenant or under an "umbrella" policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16, and upon request, Tenant shall provide to Landlord a Statement of Values which may be reviewed annually and shall be amended to the extent determined necessary by Landlord based on revised Replacement Cost Valuations. The original or a certified copy of each such blanket or umbrella policy shall promptly be delivered to Landlord.

                           (h) Tenant shall not carry separate insurance
concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

                           (i) Each policy (other than workers' compensation
coverage ) shall contain an effective waiver by the carrier against all claims for payment of insurance premiums against Landlord and shall contain a full waiver of subrogation against the Landlord.

                           (j) The proceeds of any insurance required under
Paragraph 16(b) shall be payable as follows:

                                    (i) proceeds payable under clause (i) of
Paragraph 16(b), proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (iii) of Paragraph 16(b) shall be payable to the Person entitled to receive such proceeds; and

                                    (ii) proceeds attributable to Builder's Risk
insurance (other than its general liability coverage provisions) under clause
(iii) of Paragraph 16(b) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

                           (k) If the use or occupancy of the Leased Premises,
the conduct of business in the Leased Premises or any act or omission of the Tenant in the Leased Premises, the Improvements or the Land, causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Improvements or the Land, the Tenant shall pay to the Landlord forthwith on demand the Landlord's cost of any increase in premiums.

                           (l) Landlord and Tenant hereby release the other from
any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance required by this Lease, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant shall each have such clause in all-risk property insurance policies if available and any additional cost in connection therewith shall be borne by Tenant.

                  17. Casualty and Condemnation.

                           (a) If any Casualty to the Leased Premises occurs,
Tenant shall give Landlord and Lender immediate notice thereof. So long as no Event of Default exists or the Landlord does not receive a Termination Notice, Tenant is hereby authorized, but shall not be required, to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists or if Landlord receives a Termination Notice, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

                           (b) Tenant, immediately upon receiving a Condemnation
Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists, Tenant is authorized, but shall not be required, to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant therein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

                           (c) If any Partial Casualty shall occur and if such
Casualty is without the fault or neglect of Tenant, its servants, employees, agents, subtenants, contractors, invitees or licensees, or other persons for whom Tenant is legally responsible, the damage shall be repaired within a reasonable time following such Casualty by and at the expense of Landlord utilizing the Net Award, and the Basic Rent shall abate pro rata until such repairs shall have been made, according to the part of the Leased Premises which is thereby rendered unusable by Tenant; provided, however, that (i) Landlord shall have no obligation to repair, replace or restore Tenant's furniture, fixtures, furnishings or other personal property and (ii) Tenant shall, with all reasonable diligence and at Tenant's sole expense, make all other repairs and do all other items of work which are necessary to return the Leased Premises to the condition existing immediately prior to such damage or destruction and promptly to complete the Leased Premises for use and occupancy by the Tenant. Due allowance shall be made in Landlord's and Tenant's repair obligations for reasonable delay which may arise by reason of any adjustment or settlement of insurance claims by Landlord or Tenant. In the event of a Partial Condemnation the Basic Rent and Additional Rent shall be reduced in the proportion that the square footage of the portion of the Leased Premises taken by such condemnation or other taking bears to the square footage contained in the Leased Premises immediately prior to such condemnation or other taking. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

                  18. Termination Events.

                           (a) If either (i) the entire Leased Premises shall be
taken by a Taking, (ii) any substantial portion of the Leased Premises shall be taken by a Taking and Tenant certifies and covenants to Landlord that, in its prudent business judgment, the remaining portion of the Leased Premises cannot be effectively used for the conduct of business by Tenant at the Leased Premises or (iii) all or substantially all of the Leased Premises are damaged or destroyed by a Casualty and Tenant obtains a report from an independent third-party consultant that the Leased Premises cannot be restored within one year following such Casualty (each of the events described in the above clauses
(i), (ii) and (iii) shall hereinafter be referred to as a "Termination Event"), then Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease (a "Termination Notice"). If Tenant elects not to give Landlord a Termination Notice then Landlord shall rebuild or repair the Leased Premises in accordance with Paragraph 17(c).

                           (b) A Termination Notice shall contain (i) notice of
Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurs at least thirty (30) days after receipt by Landlord of the Termination Notice (the "Termination Date"), (ii) if the Termination Event is an event described in Paragraph 18(a)(iii) a certified resolution of the Board of Directors of Tenant authorizing the same.

                           (c) In any such case, this Lease shall terminate on
the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord.

                           (d) Notwithstanding any provisions of Paragraph 17
and 18 hereof to the contrary, if greater than forty (40%) of the Leased Premises is damaged or destroyed by any Casualty or taken by Condemnation during the last twelve (12) months of the Term, and if such Casualty or Condemnation cannot be fully repaired and restored within one hundred twenty (120) days, either party shall have the right to terminate this Lease by giving written notice to the other within thirty (30) days after the date of such Casualty or Condemnation, in which event Landlord shall be entitled to retain the amount of any Net Award; provided that any such notice given by Landlord shall be void and of no force and effect if Tenant exercises an available option to extend the Term for a Renewal Term within thirty (30) days following receipt of such termination notice from Landlord.

                  19. Intentionally Deleted.

                  20. Procedures Upon Purchase.

                           (a) If the Leased Premises is purchased by Tenant
pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

                           (b) Upon the date fixed for any such purchase of the
Leased Premises pursuant to Paragraph 37 (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Offer Amount therefor specified herein, in Federal Funds, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), along with such other instruments as shall be necessary to transfer to Tenant an insurable interest in the premises being conveyed and (ii) such other instruments as shall be necessary to transfer to Tenant or its designee an insurable interest in any other property then required to be sold by Landlord to Tenant pursuant to this Lease. If on the Purchase Date any Monetary Obligations remain outstanding then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations.

                           (c) If the completion of such purchase shall be
delayed after the date scheduled for such purchase, in the event of a purchase under any provision of this Lease then Rent shall continue to be due and payable until completion of such purchase.

                           (d) Any prepaid Monetary Obligations paid to Landlord
shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

                  21. Assignment and Subletting, Prohibition Against Leasehold Financing.

                           (a) (i) Except as otherwise expressly provided to the
contrary in this Paragraph 21, Tenant may not assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, or sublet or rent or permit the occupancy or use by any Person (including, without limitation, any licensee, concessionaire or franchisee or any person other than Tenant) of the Leased Premises or any part thereof, voluntarily or involuntarily, whether by operation of law or otherwise to any Person (each of the foregoing hereinafter referred to as a "Transfer") without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in accordance with the provisions of Paragraphs 21(a)(ii) and (iii) below, as applicable, and subject, in each case, to the provisions of Paragraph 21(h) below. Any purported sublease or assignment in violation of this Paragraph 21 shall be null and void. In addition, notwithstanding anything to the contrary contained in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise), or sublet any of the Leased Premises to any Person at any time that an Event of Default exists.

                                    (ii) Tenant shall have the right upon not
less than thirty (30) days prior written notice to, but without the consent of, Landlord to assign its interest in this Lease to a Credit Entity. As used in this Paragraph 21, a "Credit Entity" shall mean any Person that immediately following such assignment or subletting and having given effect thereto will have a publicly traded unsecured senior debt rating of "Baa2" or better from Moody's or a rating of "BBB" or better from S&P (or, if such Person does not then have rated debt, a determination that by either of such rating agencies its unsecured senior debt would be so rated by such agency) and will not be on "Negative Credit Watch", and in the event both such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency acceptable to Landlord and Lender.

                                    (iii) If Tenant desires to assign this
Lease, whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") that is not a Credit Entity (each a "Non-Preapproved Assignment") then Tenant shall, not less than sixty (60) days prior to the date on which it desires to make a Non-Preapproved Assignment, submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"): (A) credit, (B) capital structure, (C) management, (D) operating history and (E) proposed use of the Leased Premises. Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee within thirty (30th) days following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment.

                           (b) Tenant shall have the right, upon thirty (30)
days prior written notice to Landlord and Lender, to enter into one or more subleases with any third parties that demise, in the aggregate, up to, but not to exceed twenty-five percent (25%) of the gross leasable area of the Improvements at the Leased Premises, with no consent or approval of Landlord being required or necessary (each, a "Preapproved Sublet"). Other than pursuant to Preapproved

Sublets, at no time during the Term shall subleases exist for more than twenty-five percent (25%) of the gross leaseable area of the Improvements at the Leased Premises without the prior written consent of Landlord. Notwithstanding anything to the contrary contained in this Paragraph 21, Landlord and Tenant each acknowledges that upon the execution of this Lease and pursuant to a separate assignment document, Air Eagle Properties, LLC has assigned to Tenant its obligations under (a) that certain Lease Agreement, dated October 2, 2000, between Air Eagle Properties, LLC and Harris Morgan Properties, Inc., d/b/a Home Choice 4U, and (ii) that certain Lease Agreement, dated June 18, 2001, between Air Eagle Properties, LLC and Market Street Mortgage Corporation, as amended on June 26, 2001 and on July 31, 2003, respectively, both tenants occupying space in the Improvements as of the date hereof (collectively, the "Approved Subleases" and each tenant thereunder being an "Approved Sublessee"). Pursuant to the terms of certain Subordination Agreements both of even date executed by each Approved Sublessee, respectively, in favor of Landlord and Tenant, each Approved Sublessee shall be a subtenant of Tenant subject and subordinate at all times to this Lease without the right to the performance, legal rights or benefits of any of Landlord's obligations hereunder. Landlord hereby expressly consents to (i) the Approved Subleases, including the use being made of the applicable portion of the Leased Premises by each Approved Sublessee as of the date hereof, (ii) the exercise of each Approved Sublessee's right of assignment and sublet of the applicable portion of the Leased Premises in accordance with
Article V, Section 2 of each of the Approved Subleases and (iii) the exercise of each Approved Sublessee's right to make alterations to the applicable portion of the Leased Premises in accordance with Article VI, Section 3 of each of the Approved Subleases.

                           (c) If Tenant assigns all its rights and interest
under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment and shall also provide any certification reasonably required by Landlord related to the USA Patriot Act in the form of Exhibit "H" attached hereto. Each sublease of any of the Leased Premises shall be (A) expressly subject and subordinate to this Lease and any Mortgage encumbering the Leased Premises; (B) not extend beyond the then current Term minus one day; (C) terminate upon any termination of this Lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (D) bind the sublessee to all covenants contained in Paragraph 4(a), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations of Tenant shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

                           (d) Tenant shall, within ten (10) days after the
execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form. With respect to any assignment to a Credit Entity or any Preapproved Sublet, at least thirty (30) days prior to the effective date of such assignment or sublease, Tenant shall provide to Landlord information reasonably required by Landlord to establish that the Person involved in any such proposed assignment or sublet satisfies the criteria set forth in this Lease for a Preapproved Assignment or Preapproved Sublet.

                           (e) As security for performance of its obligations
under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that, upon the occurrence and continuance of an Event of Default, Landlord shall have the absolute right at any time upon written notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same and Tenant hereby authorizes each such Transferee (hereinafter defined) to pay said rent directly to Landlord. Any amounts collected shall be applied to Rent payments next due and owing. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which consent shall not be unreasonably withheld nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof.

                           (f) Tenant shall not have the power to mortgage,
pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, without the prior written consent of Landlord, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

                           (g) Landlord may sell or transfer the Leased Premises
at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and the Third Party Purchaser attorns to Tenant. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

                           (h) Tenant shall not, in a single transaction or
series of transactions, sell or convey, transfer, abandon or lease all or substantially all of its assets (an "Asset Transfer") to any Person, and any such Asset Transfer shall be deemed an assignment in violation of this Lease except that Tenant shall have the right to conduct an Asset Transfer to a Person upon not less than thirty (30) days prior written notice to, but without Landlord's consent, if the following conditions are met: (i) the Asset Transfer is to a Person that (A) immediately following such transaction or transactions, taken in the aggregate, is (or would be, on a pro forma basis) a Credit Entity or (B) is approved in writing by Landlord under the Review Criteria as a Non-Preapproved Assignee in accordance with the provisions of Paragraph 21(a)(iii) of this Lease, and (ii) this Lease is assigned to and assumed by such Person as a part of such Asset Transfer.

                           (i) If Tenant is a corporation, any dissolution,
merger, consolidation or other reorganization of Tenant, or the sale, the issuance or transfer of any voting capital stock of Tenant or of any corporate entity which directly or indirectly controls Tenant which shall result in a change in the voting control of Tenant or the corporate entity which controls Tenant shall be deemed to be a Transfer. The foregoing sentence shall not apply if Tenant is a corporation whose stock is traded on the New York Stock Exchange, NASDAQ or the American Stock Exchange. If Tenant is a partnership or an unincorporated association, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant, or the sale, issuance or transferee of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Tenant, or the transferee of any portion or all of any general partnership or managing partnership interest, shall be deemed to be a Transfer. The Tenant shall make available to the Landlord, or its representatives, all books and records of the Tenant for inspection at all reasonable times to ascertain to the extent possible whether there has been any such change of control.

                           (j) Any attempted Transfer without Landlord's consent
shall be null and void and shall confer no right upon the purported assignee, transferee, mortgagee or sublessee (each of the foregoing hereinafter referred to as a "Transferee), and, at the option of Landlord, shall terminate this Lease; provided, however, that in the event of such termination, Tenant shall remain liable for all Rent and other sums due or to become due under this Lease through the scheduled Expiration Date set forth herein and all damages suffered by Landlord on account of such breach by Tenant. Neither the consent by Landlord to any Transfer, nor the collection or acceptance of rent from any Transferee, shall constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease or Tenant's liability under any such covenant or obligation, nor shall any such Transfer be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further Transfer. In the event Landlord consents to a Transfer, (i) Tenant shall enter into and effect such Transfer only upon terms consistent with the request for consent, the information furnished in connection with such request, and any conditions to its consent imposed by the Landlord,
(ii) the Tenant shall enter into and cause the Transferee to enter into, at least ten (10) business days prior to the proposed effective date of such Transfer, all agreements prepared by the Landlord or its attorneys as may be appropriate to implement any change to this Lease required by such Transfer and to satisfy any of the conditions to its consent imposed by the Landlord, (iii) Tenant shall pay to Landlord a fee to cover accounting costs, plus any reasonable legal fees incurred by Landlord as a result of the Transfer, and (iv) Tenant shall pay to Landlord, to the extent actually collected, fifty percent (50%) of all rent, additional rent, and any other monies, property, and consideration paid to Tenant by the Transferee in excess of the Basic Rent and Additional Rent due under this Lease applicable to the transferred premises, less the reasonable cost of any extra improvements installed by Tenant or on Tenant's behalf at its expense in the Leased Premises subject to such assignment or sublease for the specific assignee or subtenant in question (which alterations shall be made in compliance with the terms of this Lease) and reasonable leasing commissions and attorneys' fees paid by Tenant in connection with such assignment or sublease, without deduction for carrying costs due to vacancy or otherwise. Such Costs of additional improvements, leasing commissions and attorneys' fees shall be amortized without interest over the term of such assignment or sublease, and reasonably satisfactory evidence thereof must be submitted to Landlord prior to their deduction. Landlord may require an additional security deposit from the Transferee as a condition of its consent.

                           (k) Tenant shall not print, publish, post, mail,
display or broadcast any notice or advertisement with respect to the assignment of this Lease, the subletting of the Leased Premises in whole or in part, the sale of the business conducted thereon, or any other Transfer, nor permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by Landlord, which consent shall not be unreasonably, withheld, conditioned or delayed. Without in any way restricting or limiting Landlord's right to disapprove of any text or format as on other grounds, the text or format proposed by Tenant and submitted to Landlord shall not contain or reference to the Rent payable under this Lease.

                           (l) Notwithstanding any provision of this Lease to
the contrary, in the event Tenant shall, with or without the consent of Landlord, assign this Lease or sublet in excess of fifty percent (50%) of the Improvements at the Leased Premises, any and all renewal rights and options granted herein (including, without limitation, the Renewal Terms granted pursuant to Paragraph 5(b) and the Purchase Option granted pursuant to Paragraph
36) shall be null and void and of no further force and effect, it being understood that any and all such rights are personal to Tenant (and not to any Transferee) and are not appurtenant to the Leased Premises or this Lease.

                  22. Events of Default.

                           (a) The occurrence of any one or more of the
following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

                                    (i) a failure by Tenant to make any payment
of any Monetary Obligation on or prior to its due date, regardless of the reason for such failure;

                                    (ii) a failure by Tenant duly to perform and
observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                                    (iii) any representation or warranty made by
Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                                    (iv) a default beyond any applicable cure
period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause acceleration of such obligation so as to become due prior to its stated maturity and, in any case, no waiver, forbearance or extension agreement is then in effect;

                                    (v) Tenant shall (A) voluntarily be
adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                                    (vi) a court shall enter an order, judgment
or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

                                    (vii) the Leased Premises shall have been
vacated or abandoned, excluding any period as is necessary in connection with restoration related to a Casualty or Condemnation;

                                    (viii) Tenant shall be liquidated or
dissolved or shall begin proceedings towards its liquidation or dissolution;

                                    (ix) the estate or interest of Tenant in any
of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

                                    (x) a failure by Tenant to maintain in
effect any license or permit over which it has control or is issued to it necessary for the use, occupancy or operation of the Leased Premises;

                                    (xi) a failure by Tenant to deliver the
estoppel described in Paragraph 25 within the time period specified therein;

                                    (xii) except as expressly permitted in
Paragraph 21(h), Tenant shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets a single transaction or a series of related transactions;

                                    (xiii) Tenant shall fail to provide,
maintain and replenish, if necessary, the Security Deposit in accordance with the requirements of Paragraph 35;

                                    (xiv) if any insurance policy on the Leased
Premises or any part thereof is canceled or is threatened by the insurer to be canceled, or the coverage thereunder reduced in any way by the insurer as a result of the actions of Tenant, its sublessee, assignee or any Person occupying the Leased Premises under or through Tenant and the Tenant has failed to remedy the condition giving rise to such cancellation, threatened cancellation or reduction of coverage within five (5) business days after notice thereof from the Landlord;

                                    (xv) if the Tenant purports to make a
Transfer or Asset Transfer other than in compliance with the provisions of this Lease.

                           (b) No notice or cure period shall be required in any
one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi),
(vii), (viii), (ix), (x), (xi), (xii), (xiii) or (xv) of Paragraph 22(a); (B) the default consists of a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or
(C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be seven (7) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than two (2) times within any Lease Year. If the default consists of a default under clause
(ii) or clause (iii) and is, in the judgment of Landlord, reasonable susceptible of cure or clause (xiii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be twenty (20) days from the date on which notice is given or, if the default cannot be cured within such twenty (20) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60) days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured. If the default consists of a default under clause (x) the applicable cure period shall be five (5) days from the date on which notice is received by Tenant.

                  23. Remedies and Damages upon Default.

                           (a) If an Event of Default shall have occurred and is
continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

                                    (i) Landlord may give Tenant notice of
Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the rights and interests hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises by any available legal process. Upon or at any time after taking possession of the Leased Premises, Landlord may, by legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal except for injury to any Person caused by Landlord's negligence or willful misconduct. Notwithstanding such termination of the Lease, Landlord may collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                                    (ii) Landlord may terminate Tenant's right
of possession (but not this Lease) and may repossess the Leased Premises by any available legal process without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. After repossession of the Leased Premises pursuant hereto, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such termination of Tenant's right of possession of the Leased Premises, Landlord may collect the damages set forth in Paragraph 23(b)(ii) or, at any time thereafter, elect to terminate this Lease and in such event Landlord shall have the right and remedies specified in the last sentence of Paragraph 23(a)(i).

                                    (iii) Landlord may declare by notice to
Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term and (B) Tenant shall have no option to extend or renew the Term.

                           (b) The following constitute damages to which
Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                                    (i) If Landlord exercises its remedy under
Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then Fair Market Rental Value of the Leased Premises for the same period. Tenant shall also pay to Landlord all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting. If Landlord exercises its remedies under this Paragraph 23(b)(i) and recovers its full measure of damages hereunder, then, notwithstanding anything herein to the contrary, the remedies of this Paragraph 23(b)(i) shall be Landlord's sole and exclusive remedies.

                                    (ii) If Landlord exercises its remedy under
Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord incurred in connection with such repossessing and reletting, including all brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant.

                                    (iii) Tenant shall be and remain liable for
all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

                           (c) Notwithstanding anything to the contrary herein
contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

                           (d) Landlord shall not be required to mitigate any of
its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

                           (e) No termination of this Lease, repossession or
reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

                           (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF
LANDLORD OR TENANT HEREUNDER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

                           (g) Upon the occurrence of any Event of Default,
Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

                           (h) No failure of Landlord (i) to insist at any time
upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

                           (i) Tenant hereby waives and surrenders, for itself
and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

                           (j) Except as otherwise provided herein, all remedies
are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

                  24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery is refused. Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices to Tenant shall be to the attention of the General Counsel. A copy of any notice given by Tenant to Landlord shall be addressed to the attention of Director, Asset Management and shall simultaneously be given by Tenant to Reed Smith LLP, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen
(15) days' notice of the new address to the other party, in the manner provided above.

                  25. Estoppel Certificate. At any time upon not less than fifteen (15) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall be substantially in the form provided in Exhibit E attached hereto and state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

                  26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, ordinary wear and tear excepted. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and Alterations required to be removed pursuant to Paragraph 13 hereof and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

                  27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

                  28. Books and Records.

                           (a) Tenant shall keep adequate records and books of
account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

                           (b) If, at any time during the Term, Tenant's
securities are not listed and traded on a national securities exchange located in the United States and Tenant is not complying with the applicable reporting requirements in connection with listing and trading on a national securities exchange located in the United States, then Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant certified by a nationally recognized firm of independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accounting firm stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (h) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

                           (c) Landlord, Lender and their respective agents,
accountants, consultants and attorneys, shall consider and treat on a strictly confidential basis any information contained in any copies of books and records of Tenant provided to Landlord pursuant to Paragraph 28(a) which are conspicuously stamped or marked "CONFIDENTIAL".

The restrictions contained in this Paragraph 28(c) shall not prevent disclosure by Landlord or Lender of any information in any of the following circumstances:

                                    (i) Upon the order of any court or
administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise;

                                    (ii) Upon the request, demand or requirement
of any regulatory agency or authority having jurisdiction over such party, including the Securities and Exchange Commission (whether or not such request or demand has the force of law), to such authority;

                                    (iii) That has been publicly disclosed other
than by breach of this Paragraph 28(c) by Lender or Landlord or by any other Person who has agreed with Landlord or Lender and for the benefit of Tenant to abide by the provisions of this Paragraph 28(c);

                                    (iv) To counsel, accountants or consultants
for such other Person who has agreed to abide by the provisions of this Paragraph 28(c) or counsel, accountants or consultants for Lender or Landlord;

                                    (v) While an Event of Default exists, in
connection with the exercise of any right or remedy under this Lease or any other related document;

                                    (vi) Independently developed by Landlord or
Lender to the extent that confidential information provided by Tenant is not used to develop such information;

                                    (vii) To any third party who enters into a
confidentiality agreement substantially similar hereto with Landlord for the benefit of Tenant;

                                    (viii) With respect to financial information
and information that Landlord or its attorneys deem to be material in any reporting to the shareholders of Landlord or the shareholders or prospective shareholders (whether through a registered public offering or otherwise) of Landlord's parent company;

                                    (ix) In connection with any sale or
financing of the Leased Premises, provided that any recipient of such information who is a prospective purchaser of the Leased Premises (except for a purchaser that purchases all or substantially all of the assets of Landlord's parent company) shall agree to be bound by the terms of this Paragraph 28(d);

                                    (x) In connection with the securitization
and/or sale of a Loan or interests therein by a Lender; or

                                    (xi) As otherwise required by Law.

                  29. Determination of Value.

                           (a) Whenever a determination of Fair Market Rental
Value is required pursuant to any provision of this Lease, such Fair Market Rental Value shall be determined in accordance with the following procedure:

                                    (i) Landlord and Tenant shall endeavor to
agree on Fair Market Rental Value on the date (also, an "Applicable Initial Date") which is six (6) calendar months prior to the expiration of the then current Term unless Tenant has not previously exercised its option pursuant to Paragraph 5(b) to have the Term extended. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Rental Value.

                                    (ii) If the parties shall not have signed
such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Rental Value based on a written appraisal made by each of them (and given to Landlord by Tenant) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Rental Value, the amount of such Fair Market Rental Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                                    (iii) If such two appraisers shall be unable
to agree upon a Fair Market Rental Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Rental Value and shall select a third appraiser to make the determination of Fair Market Rental Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                                    (iv) If such two appraisers shall be unable
to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Rental Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Rental Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                                    (v) If a third appraiser is selected, Fair
Market Rental Value shall be the average of the determination of Fair Market Rental Value made by the third appraiser and the determination of Fair Market Rental Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Rental Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                                    (vi) All appraisers selected or appointed
pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Rental Value hereinabove set forth above, and (D) be registered in the State if such State provides for or requires such registration.

                                    (vii) The Costs of the procedure described
in this Paragraph 29(a) above shall be equally borne by Landlord and Tenant unless an Event of Default shall have occurred, in which event, the Costs of such procedure shall be at Tenant's sole expense.

                           (b) If, by virtue of any delay, Fair Market Rental
Value is not determined by the expiration or termination of the then current Term, then the date on which the

Term would otherwise expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Rental Value is being made. If, by virtue of any delay, Fair Market Rental Value is not determined by the expiration or termination of the then current Term, then until Fair Market Rental Value is determined, Tenant shall continue to pay Basic Rent during the succeeding Renewal Term in the same amount which it was obligated under this Lease to pay prior to the commencement of the Renewal Term. When Fair Market Rental Value is determined, the appropriate Basic Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment).

                           (c) In determining Fair Market Rental Value, the
appraisers shall determine the amount that a willing tenant would pay, and a willing landlord of a comparable building located in a radius of thirty (30) miles of the Leased Premises would accept, at arm's length, to rent a building of comparable size and quality as the Improvements, taking into account: (i) the age, quality, condition (as required by the Lease) of the Improvements; (ii) that the Leased Premises will be leased as a whole or substantially as a whole to a single user; (iii) a lease term of ten (10) years; (iv) an absolute triple net lease; and (v) such other items that professional real estate appraisers customarily consider.

                  30. Non-Recourse.

                           (a) Anything contained herein to the contrary
notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any members or general partners of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

                           (b) Anything contained herein to the contrary
notwithstanding, any claim based on or in respect of any liability of Tenant under this Lease shall be limited to actual damage and shall be enforced only against the Tenant's assets, properties or funds and not against any assets, properties or funds of (i) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Tenant or any members of general partners of Tenant (or any legal representative, heir, estate, successor or assign of any thereof), or (ii) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

                  31. Financing. If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such reasonable and customary notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any subordination, non-disturbance and attornment agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this

Lease or materially increase Tenant's obligations under this Lease. Such subordination, nondisturbance and attornment agreement shall be substantially in the form provided in Exhibit G attached hereto and may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord.

                  32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument now existing or hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

                  33. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income. For the avoidance of doubt, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state law purposes and for federal income tax purposes.

                  34. Financing the Exchange Premises.

                           (a) If the Leased Premises are no longer economic or
suitable for Tenant's continued use and occupancy in its business operations, so long as no Event of Default exists, Tenant shall have the right to substitute the Leased Premises for a property the use of which is substantially similar to the use of the Leased Premises (the "Exchange Premises") and lease the Exchange Premises back from Landlord in exchange for the conveyance to Tenant of the existing Leased Premises (the "Existing Premises") and the termination of the Lease with respect to the Existing Premises (the "Exchange"). The Tenant's right to exercise the Exchange shall be subject to the terms and conditions contained in this Paragraph 34.

                           (b) Tenant shall offer by written notice to Landlord
(an "Exchange Offer") the option of Landlord to fund and to pay the cost of labor and materials, financing fees, legal fees, survey, title insurance and other normal and customary loan or construction costs for the Exchange Premises in an amount equal to the difference (the "Exchange Cost") between the appraised value of the Exchange Premises, which shall not be less than the Acquisition Cost and shall be agreed to by Landlord and Tenant, and the Acquisition Cost.

                           (c) The Exchange Offer shall include the following
material, to be obtained at Tenant's sole cost and expense, with respect to the Exchange Premises, all of which shall be satisfactory to Landlord and any
Lender: (i) a Phase I environmental site assessment, (ii) an engineer's inspection and report, (iii) an MAI appraisal, (iv)an up-to-date survey of the Exchange Premises prepared by a licensed surveyor, (v) an up-to-date title commitment ordered through a title insurance company approved by Landlord, (vi) a zoning report, together with a certificate of occupancy, (vii) such other reports or documents necessary to make a reasonable due diligence review of the Exchange Premises, (viii) a certificate of Tenant stating that the Existing Premises are no longer economic or suitable for Tenant's continued use and occupancy in its business operations, specifying in reasonable detail the reasons therefore, and further certifying that Tenant intends to abandon its operations at the Existing Premises, which certificate shall be accompanied by a resolution of the board of directors of Tenant authorizing the delivery of such certificate and the Exchange, and (ix) compliance with all additional requirements of Lender.

                           (d) Landlord shall respond to the Exchange Offer by
written notice to Tenant within thirty (30) days after receipt by Landlord of the Exchange Offer. Upon acceptance of the Exchange Offer, Landlord and Tenant shall enter into good faith negotiations regarding the execution and delivery of a written agreement of modification of this Lease, which agreement shall provide for the following:

                                    (i) On the date of the Exchange (the
"Exchange Date"), Landlord shall obtain fee simple marketable title to the Exchange Premises free and clear from all liens and encumbrances not otherwise approved in writing by Landlord and shall fund the Exchange Cost as follows:

                                          (A) Landlord shall transfer fee title
to the Existing Premises to Tenant in accordance with Paragraph 20 for an imputed consideration amount equal to the Acquisition Cost; and

                                          (B) Landlord shall pay to Tenant in
immediately available funds consideration in an amount equal to the Exchange
Cost;

                                    (ii) From and after the Exchange Date, the
Exchange Premises shall be the Leased Premises, this Paragraph 34 shall no longer apply and the annual Basic Rent then in effect shall be increased by the product of the Exchange Cost multiplied by ten and 15/100ths percent (10.15%) as increased by the percentage increase in CPI from the Commencement Date to the Exchange Date and calculated in accordance with the applicable provisions of Exhibit "D". Attached hereto as Exhibit "F" is a sample calculation using the formula contained in this Paragraph 34(c)(ii) for computing the increase in annual Basic Rent payable hereunder on and after the Exchange Date with respect to the Exchange Premises;

                                    (iii) the Term of this Lease shall be
extended so that the Term shall expire fifteen (15) years from the Exchange Date, Tenant shall have the right to the Renewal Terms granted pursuant to Paragraph 5(b) and the Purchase Option and any exercise thereof by Tenant shall cease and terminate and shall be null and void;

                                    (iv) such other changes and amendments to
this Lease as may be reasonably necessary and appropriate in view of the Exchange and the payment of the Exchange Cost by Landlord to Tenant, including, without limitation, confirmation of the terms of Paragraph 34(d);

                                    (v) Tenant shall pay all Costs incurred by
Landlord and Lender in connection with the Exchange, including, without limitation, the acquisition of the Exchange Premises, the substitution of the Exchange Premises in place of the Existing Premises in connection with the Mortgage, the transfer of the Existing Premises, the review and approval of the Exchange Premises and any necessary modification to this Lease and such financing, including closing costs, brokerage fees, taxes, recording charges and legal fees and expenses actually incurred, subject to a cap on such Costs mutually acceptable to Landlord and Tenant; and

                                    (vi) Tenant acknowledges and agrees that its
right to effect the Exchange is subject to and conditioned upon the consent of and compliance with all requirements of any Lender.

                           (e) Should any Exchange Offer not be accepted by
Landlord within thirty (30) days after receipt by Landlord of the Exchange Offer, or should Landlord and Tenant be unable in good faith to agree upon the terms of the modification of this Lease, then Tenant shall have either of the following options provided no Event of Default exists:

                                    (i) if Tenant provides to Landlord and
Lender the items listed in Paragraph 34(b), pays all Costs as required by Paragraph 34(c)(iv) and complies with all requirements of Landlord and any Lender, (A) Tenant shall have the right to effect the Exchange at Tenant's sole cost and expense and without Landlord providing the Exchange Cost, and (B) from and after the Exchange Date, the Exchange Premises shall be substituted for the Existing Premises and the Lease shall be amended accordingly; or

                                    (ii) the right to exercise the Purchase
Option.

                           (f) Nothing contained in this Paragraph 34 shall be
construed to modify Paragraph 13 of this Lease.

                  35. Security Deposit.

                           (a) Tenant shall deliver to Landlord a security
deposit (the "Security Deposit") in the amount of Four Hundred Twenty-Six Thousand Three Hundred Dollars ($426,300). The Security Deposit shall be either a cash security deposit ("Cash Security Deposit") or in the form of an irrevocable letter of credit (the "Letter of Credit") which shall be issued by a bank acceptable to Landlord and shall have a long-term unsecured debt rating of not less than "A" from Standard & Poor's Corporation and in form and substance satisfactory to Landlord. The Security Deposit shall remain in full force and effect during the Term as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein. If the Security Deposit is in the form of a Letter of Credit, the Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew the Letter of Credit by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on the Letter of Credit and to deposit the proceeds of the Letter of Credit as a Cash Security Deposit in any account for the benefit of Landlord. Any Cash Security Deposit shall not be commingled with other funds of Landlord or other Persons and no interest thereon shall be due and payable to Tenant.

                           (b) If at any time an Event of Default shall have
occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or to withdraw the Cash Security Deposit from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) prepaid Basic Rent, (iii) any expense incurred by Landlord in curing any default of Tenant, and/or (iv) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion. Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of the Letter of Credit or Cash Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) days and in accordance with the requirements of this Paragraph 35, so that the original amount of the Security Deposit shall be again on deposit with Landlord.

                           (c) At the expiration of the Term and so long as no
Event of Default exists the Letter of Credit or the Cash Security Deposit, as the case may be, shall be returned to Tenant.

                           (d) Landlord shall have the right to designate Lender
or any other holder of a Mortgage as the beneficiary of the Letter of Credit or the Cash Security Deposit during the term of the applicable Loan, and such Lender or other holder of a Mortgage shall have all of the rights of Landlord under this Paragraph 35. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided.

                  36. Option to Purchase.

                           (a) Should any Exchange Offer not be accepted by
Landlord, or should Landlord and Tenant be unable in good faith to agree upon the terms of the modification of this Lease, and so long as no Event of Default exists, Tenant shall have the right to purchase (the "Purchase Option") the Leased Premises for the Offer Amount, upon at least one hundred eighty (180) days prior written notice to Landlord (the "Option Exercise Notice"), during the ninety (90) day period immediately preceding the expiration of the Initial Term of this Lease (the "Purchase Period"). If Tenant shall exercise the Purchase Option, on the later to occur of (i) the date during the Purchase Period selected by Tenant in the Option Exercise Notice for the purchase of the Leased Premises (the "Purchase Date") or (ii) the date when Tenant has paid the Offer Amount and has satisfied all other Monetary Obligations, Landlord shall convey the Leased Premises to Tenant in accordance with Paragraph 20 hereof; provided, that if an Event of Default has occurred and is continuing on the Purchase Date, Landlord, at its sole option, may terminate Tenant's option to purchase hereunder.

                           (b) In no event shall the Purchase Option be
effective prior to or following the expiration of the Purchase Period, time being of the essence, and any attempted exercise thereof shall be null and void.

                           (c) IF THIS LEASE SHALL TERMINATE FOR ANY REASON
PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE OPTION EXERCISE NOTICE, TIME BEING OF THE ESSENCE, THE PURCHASE OPTION AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF THE PURCHASE OPTION.

                  37. Authority. Landlord and Tenant each represent and warrant to the other that the person(s) signing this Lease on behalf of Landlord and Tenant has the full right, power, capacity and authority to execute and deliver this Lease as a binding and valid obligation of the Landlord or Tenant, as the case may be. Landlord and Tenant have taken all action required by their respective organizational documents, all applicable Legal Requirements, or otherwise, to authorize the execution and delivery of this Lease, and to carry out the terms and provisions of the Lease.

                  38. Non-Foreign Person. Landlord represents and warrants that it is a United States person as defined by Section 7701(a)(3) of the Internal Revenue Code.

                  39. Brokers. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for any broker or other commission arising from any broker, agent or finder that has been retained by Landlord or Tenant, as the case may be.

                  40. Miscellaneous.

                           (a) The paragraph headings in this Lease are used
only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                           (b) As used in this Lease, the singular shall include
the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; and (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein".

                           (c) Any act which Landlord is permitted to perform
under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease, except as otherwise specifically provided herein and except that with respect to any assignment of this Lease or subletting of the Leased Premises not expressly permitted by the terms of this Lease, Landlord may withhold its consent for any reason or no reason. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying, consent or approval shall be as provided in this Paragraph. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

                           (d) Landlord shall in no event be construed for any
purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

                           (e) This Lease and any documents which may be
executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                           (f) This Lease may be modified, amended, discharged
or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                           (g) The covenants of this Lease shall run with the
land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

                           (h) If any one or more of the provisions contained in
this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                           (i) All exhibits attached hereto are incorporated
herein as if fully set forth.

                           (j) This Lease shall be governed by and construed and
enforced in accordance with the laws of the State of Georgia.

                           (k) Tenant shall have no liability whatsoever arising
out of or related to the purchase and sale of the Leased Premises by Landlord from Seller.

                           (l) Notwithstanding anything herein to the contrary,
Tenant shall be granted a usefruct only in the Leased Premises under this Lease and not a leasehold or other estate in land. Tenant's interest hereunder is not subject to levy, execution and sale and is not assignable except as specifically set forth in this Lease.

                           (m) WHETHER THE CAUSE OF ANY DAMAGE, LOSS OR
LIABILITY IS INSURABLE, INSURED OR NOT INSURED, FORESEEN OR UNFORESEEN, NEITHER THE PARTY NOR ITS REPRESENTATIVES, AGENTS, CONTRACTORS, SUBCONTRACTORS, INVITEES, OR LICENSEES SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ITS REPRESENTATIVES, AGENTS, CONTRACTORS, SUBCONTRACTORS, INVITEES OR LICENSEES FOR CLAIMS FOR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR ANY INDIRECT DAMAGES OF ANY NATURE ARISING AT ANY TIME, FROM ANY CAUSE WHATSOEVER, WHETHER IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY, BY OPERATION OF LAW OR OTHERWISE, CONNECTED WITH OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE UNDER THIS LEASE OR AS A RESULT OF THE CONSTRUCTION, MAINTENANCE, REPAIR, OPERATION, USE OR NON-USE OF THE LEASED PREMISES BY EITHER PARTY.

                           (n) Other than Tenant's obligation to pay Rent
hereunder, if and to the extent that Landlord or Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder by reason of any Unavoidable Delay (as hereinafter defined) which prevents the performance by Landlord or Tenant of any obligation imposed hereunder as is not otherwise covered by insurance coverage to be obtained in satisfaction of Paragraph 16, Landlord or Tenant shall not be deemed to be in default in the performance of such obligation and any period for the performance of such obligation shall be extended by the period of the

Unavoidable Delay and the offended party shall not be entitled to compensation for any inconvenience, nuisance, loss of business or discomfort caused thereby nor to any abatement of Rent. As used herein, "Unavoidable Delay" means any delay by Landlord or Tenant in the performance of its obligations under this Lease caused, in whole or part, by any acts of God, acts of public enemies, sabotage, war, blockades, insurrections, labor troubles, riots, epidemics, nuclear and/or radiation activity or fallout.

                  41. Satellite License

                           (a) Landlord hereby grants to Tenant a non-exclusive
license to:

                                    (i) Install, use, operate, maintain, repair
and remove, at Tenant's sole cost and expense, up to four (4) communication link devices (collectively, the "Satellite Equipment") on the roof of the Improvements in the location or locations (the "Roof Premises") to be mutually agreed upon by Landlord and Tenant. The term "Satellite Equipment" includes any related equipment, cabling, wiring or other device or thing used in or about the Improvements in connection with the aforedescribed satellites, dishes and related equipment. All Satellite Equipment shall be subject to Landlord's prior written approval, and the manner of the installation thereof shall be in accordance with drawings and specifications therefor approved in writing by Landlord, and no installation or modification of the Satellite Equipment will be made without Landlord's prior written approval. Notwithstanding anything to the contrary contained herein, Landlord's approval is solely for the Satellite Equipment, utilizing non-penetrating roof mounts and maximum recommended safety ballast.

                                    (ii) When granting its consent, Landlord may
impose any reasonable conditions it deems appropriate, including, without limitation, the approval of plans and specifications, the approval of the contractor or other persons who will perform the work, the obtaining of specified insurance and the approval of the appearance of the Satellite Equipment and installation thereof. All work, installation, maintenance and operation permitted by Landlord pursuant to this Lease must conform to all laws, regulations and requirements of federal, state and county governments, and any other public or quasi-public authority having jurisdiction over the Roof Premises. Tenant shall obtain all necessary licenses from the Federal Communications Commission ("FCC") and all installation, maintenance and operation shall be conducted in conformance with FCC rules and/or operating authority. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Roof Premises, the Leased Premises, the Satellite Equipment, the Improvements and the Land from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with all work permitted under this Paragraph 41. If, notwithstanding the foregoing, any mechanics' or materialmen's lien is filed against the Roof Premises, the Leased Premises, any Satellite Equipment, the Improvements and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Roof Premises, such lien shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Tenant shall fail to discharge any such mechanics' or materialmen's lien, Landlord may, at its option, discharge such lien without inquiry into the validity thereof and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent due hereunder, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any work shall be conducted on behalf of Tenant and not on behalf of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to any work, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Roof Premises, the Leased Premises, the Improvements or the Land to any mechanics' or materialmen's liens which may be filed in connection therewith.

                                    (iii) It is further understood and agreed
that Tenant has inspected the roof, that Tenant accepts the Roof Premises "as is" and that no alterations, additions, improvements or installations whatsoever shall be made thereto or in any other part of the Improvements until all plans and specifications have first been submitted and approved in writing by Landlord. Any alteration, additions, improvements or installations which Tenant may request Landlord to do for Tenant will be done by Landlord at Tenant's sole cost and expense. Said costs shall be itemized in a separate work agreement between Landlord and Tenant.

                                    (iv) No Satellite Equipment may exceed six
(6) feet in diameter nor seven (7) feet in height.

                                    (v) Tenant agrees, at any time or upon five
(5) business days notice from Landlord from time to time (or such shorter time as may be reasonable in case of emergency), and at Tenant's sole cost and expense, to relocate any Satellite Equipment so designated by Landlord (and to such area as may be designated by Landlord) to the extent that Landlord reasonably determines same to be necessary in connection with any maintenance, repair or replacement of all or any part of the roof and/or its components and/or in connection with any other situation reasonably deemed by Landlord to be an emergency or a prudent business decision; provided, however, that any such new location shall not materially alter, impair or diminish the operation of the Satellite Equipment. Landlord agrees to use reasonable efforts to minimize the amount and frequency of moves required. Failure to timely relocate any Satellite Equipment pursuant to this Paragraph shall immediately entitle but not obligate Landlord to relocate such Satellite Equipment as though default had occurred.

                                    (vi) Landlord shall use commercially
reasonable efforts to attempt to request that any person hereafter installing antennas, satellite dishes or the like on the roof during the Term hereof attempt to coordinate such installation, and the use of such additional equipment, with Tenant so as to reasonably minimize any interference with the Satellite Equipment.

                           (b) The term of this license shall coincide directly
with the Term of this Lease and shall temporarily cease during the continuance of an Event of Default after the expiration of any applicable notice and cure period.

                                    (i) Installation of the Satellite Equipment,
and the maintenance and repair thereof, throughout the Term of this Lease, shall be by Tenant, at Tenant's sole cost and expense, and Tenant shall at all times maintain and repair same in accordance with the highest and best practices observed by persons using similar equipment. The Satellite Equipment shall be installed and maintained so as not to interfere electrically or in any manner with any other equipment that is operated upon or in the Improvements at the time of installation of the Satellite Equipment, including transmitting equipment of other licenses of the FCC or any United States Government agency and receiving equipment, whether licensed or not, for radio or television broadcast or non-broadcast radio frequency signals of any kind. If any such interference results from operation of the Satellite Equipment, Tenant, within four (4) days of notice thereof shall modify the Satellite Equipment so as to terminate interference or shut down the Satellite Equipment.

                                    (ii) Tenant, at its sole cost and expense,
shall repair any damage to the Roof Premises, roof or penthouse area, the Improvements and/or the Land attributable to the installation, use, operation, maintenance, repair or removal of the Satellite Equipment.

                                    (iii) Tenant shall at its sole cost, at the
expiration of the Term of this Lease, remove the Satellite Equipment from the Roof Premises and Improvements and restore same to substantially the same condition as on the date hereof, ordinary wear and tear excepted.

                                    (iv) Tenant, at its sole cost and expense,
shall procure and maintain in effect, with copies delivered to Landlord, all government approvals, including, but not limited to, any licenses or permits necessary for the installation, use, operation, maintenance, repair and/or removal of the Satellite Equipment. Tenant shall procure and maintain during the Term of this Lease, public liability insurance covering Tenant, Landlord, Landlord's general partner(s) (if any), the property management company (if any), and any mortgagee and/or ground lessor for the Land and/or Improvements for any personal injury or property damage attributable to the Satellite Equipment, and/or the installation, use, operation, maintenance, repair and/or removal thereof, which insurance shall be in the minimum amounts of not less than $1,000,000 for injury to one (1) person, $1,000,000 for damage to property and $3,000,000 in the aggregate for each occurrence. Such insurance shall be for the benefit of Landlord and such other person as their respective interest may appear including the Lender. Anything to the contrary contained herein notwithstanding, Tenant further agrees to indemnify Landlord and such other persons from any and all loss, cost, liability, damage, claim or expense (including reasonable attorneys' fees) arising in any manner in connection with or attributable to the Roof Premises, the Satellite Equipment and/or the installation, use, operation, maintenance, repair and/or removal thereof, any act or omission by Tenant or Tenant's employees, agents, assignees, contractors, licensees or invitees, and/or any default or breach of Tenant's covenants or obligations under this Paragraph 41. Tenant shall promptly provide Landlord with certificates of insurance for all of the foregoing which certificates shall expressly provide that such insurance is subject to a waiver of subrogation by the insurer(s) providing such insurance and that such insurance shall not be terminated, cancelled or modified without giving Landlord and such other persons at least thirty (30) days prior written notice. Tenant shall maintain any other insurance as may be reasonably required by Landlord and shall provide Landlord with certificates of insurance thereof. The company or companies writing any insurance which Tenant is required to carry and maintain hereunder shall at all times be subject to Landlord's approval and shall be licensed to do business in the State of Georgia and Tenant acknowledges that Landlord's approval may be withheld if Lender does not consent to such insurance.

                                    (v) Every agreement, covenant, obligation or
other undertaking by Tenant under this Paragraph 41 shall be at Tenant's sole cost and expense except that, anything to the contrary contained herein notwithstanding, Landlord shall have the right, at Landlord's option, to perform any work relating to the Roof Premises or the Satellite Equipment ("Base Improvements Work") which affect the Improvements and/or any Improvements systems (including, but not limited to, slab or roof penetrations) and cost thereof shall be paid by Landlord. Landlord shall also have the right to perform any other work required hereunder to be performed by Tenant but not done by Tenant and the cost thereof shall be reimbursed to Landlord upon demand; provided, however, that except in case of imminent threat of loss or injury to person or property, Landlord shall not undertake any such work unless Tenant shall have failed to perform same within fifteen (15) days following receipt of notice thereof from Landlord; provided further, however, that no such notice shall be required if Tenant has received one (1) notice under this paragraph within the preceding twelve (12) month period. The foregoing terms of this Paragraph notwithstanding, except as otherwise provided in this Paragraph with respect to Base Improvements Work, Landlord agrees to permit Tenant to have its regular full-time employees, and/or any consultants and/or technicians reasonably approved by Landlord, regularly engaged in the performance of such work to perform the installation and maintenance work from the Satellite Equipment so long as such work is coordinated with Landlord and done in a manner reasonably satisfactory to Landlord.

                  42. Signs.

                                    (a) Tenant hereby agrees to install any
permitted signs in compliance with all Legal Requirements and shall have procured and paid for all required governmental permits and authorizations necessary for such sign installation.

                                    (b) Tenant will not place or suffer to be
placed or maintained on any exterior door, wall or window of the Leased Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any exterior lighting, plumbing fixture or protruding object or any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord's written approval and consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord's written approval and consent with respect to any sign on or about the Leased Premises (whether or not attached to the Leased Premises) shall be granted in Landlord's sole and absolute discretion with respect to any subtenant, operator, concessionaire or licensee of Tenant or any Person not then an occupant of the Leased Premises. Landlord acknowledges the existence as of the date hereof of two (2) signs and a canopy (collectively, the "Existing Signs") on the Improvements and Landlord consents to the continued use by Tenant during the Term of this Lease of the Existing Signs. Tenant further agrees to maintain in good condition and repair at all times all such sign, awning, canopy, decorating, lettering and advertising matter, including, without limitation, the Existing Signs. Any such signs and other materials, including, without limitation, the Existing Signs, shall conform to all governmental sign restrictions, deed restrictions. Tenant shall reimburse Landlord for any damage to the Leased Premises or the Improvements caused by Tenant's installation or removal of such signs, including, without limitation, the Existing Signs.

                                    (c) If Tenant does not comply with the
provisions of this Paragraph, Landlord reserves the right, upon ten (10) days' prior written notice to Tenant and at Tenant's sole cost and expense, to remove any such sign, awning, display or security gates and Landlord shall have no liability to Tenant for such removal except for the negligence or willful misconduct of Landlord, its contractors and employees. The rights of Landlord as set forth in this Paragraph shall not be deemed Landlord's exclusive remedy for Tenant's default or failure to comply with the provisions of this Paragraph 42.

                                    (d) If Landlord or Landlord's
representatives shall deem it necessary to remove any lighting, canopies, sign or signs in order to paint or to make any other repairs, alterations or improvements in or upon the Improvements or any part thereof, Landlord shall have the right to do so, at the Tenant's expense, whenever the said repairs, alterations or improvements shall have been completed.

                                    (e) As used in this Paragraph, the word
"sign" shall be construed to include any placard, light or other advertising symbol or object irrespective of whether the same is temporary or permanent.

                  IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                           LANDLORD:

                                           WORLD (DE) QRS 15-65, INC.,
                                           a Delaware corporation

                                           By: /s/ Anne R. Coolidge
                                               ---------------------------------
                                           Name: Anne R. Coolidge
                                           Title: President

                                           TENANT:

                                           WORLD AIRWAYS, INC.
                                           a Delaware corporation

                                           By: /s/ Cindy M. Swinson
                                               ---------------------------------
                                           Name: Cindy M. Swinson
                                           Title: General Counsel & Corporate
                                                  Secretary

                                                                       EXHIBIT A

                                    PREMISES

ALL THAT TRACT or parcel of land lying and being in Land Lot 135 of the 7th Land District, Peachtree City, Fayette County, Georgia, and being more particularly described as follows: BEGIN at an iron pin found which marks the northwesterly end of the mitered right-of-way line formed at the intersection of the southeasterly right-of-way line of Georgia State Route No. 74 (r/w varies) and the northerly right-of-way of Peachtree Parkway (100' r/w) and run thence along said right-of-way line of Georgia State Route No. 74 North 39 degrees 38 minutes 49 seconds East a distance of 333.67 feet to a concrete r/w monument; run thence along said right-of-way line North 27 degrees 47 minutes 52 seconds East a distance of 397.89 feet to an iron pin set; run thence South 87 degrees 48 minutes 04 seconds East a distance of 107.94 feet to an iron pin set on the westerly right-of-way line of a cul-de-sac of World Drive (80' r/w); run thence along said right-of-way line of World Drive along the arc of a curve to the left a distance of 103.78 feet to a point, said arc being subtended by a chord bearing South 41 degrees 17 minutes 34 seconds East a distance of 95.03 feet and having a radius of 72 feet; run thence along said right-of-way line of World Drive along the arc of a curve to the right a distance of 39.26 feet to a point, said arc being subtended by a chord bearing South 45 degrees 5 minutes 23 seconds East a distance of 36.52 feet and having a radius of 30 feet; run thence along said right-of-way line of World Drive along the arc of a curve to the right a distance of 76.76 feet to a point, said arc being subtended by a chord bearing South 10 degrees 3 minutes 29 seconds East a distance of 76.74 feet and having a radius of 892.46 feet; run thence along said right-of-way line of World Drive South 12 degrees 31 minutes 19 seconds East a distance of 135.05 feet to a point; run thence along said right-of-way line of World Drive along the arc of a curve to the right a distance of 115.82 feet to a point, said arc being subtended by a chord bearing South 3 degrees 18 minutes 20 seconds East a distance of 115.32 feet and having a radius of 360 feet; run thence along said right-of-way line of World Drive South 5 degrees 54 minutes 40 seconds West a distance of 257.96 feet to a point; run thence along the right-of-way line formed by the intersection of said right-of-way line of World Drive with said right-of-way line of Peachtree Parkway along the arc of a curve to the right a distance of 55.01 feet to a point, said arc being subtended by a chord bearing South 50 degrees 56 minutes 20 seconds West a distance of 49.52 feet and having a radius of 35 feet; run thence along said right-of-way line of Peachtree Parkway North 84 degrees 2 minutes 1 second West a distance of 564.28 feet to the southeastern end of said mitered right-of-way line formed by the intersection of said right-of-way line of Peachtree Parkway and said right-of-way line of Georgia State Route 74; run thence along said mitered right-of-way line North 22 degrees 11 minutes 48 seconds West a distance of
47.62 feet to the POINT OF BEGINNING as established above; being shown and described as 6.52 acres, containing 284,004 SF on that certain plat of survey prepared for Air Eagle Properties, LLC by Mark R. Welborn, Georgia Registered Land Surveyor No. 2711, dated 12/17/03.

                                  EXHIBIT A - 1

                                                                       EXHIBIT B

                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease.

                                  EXHIBIT B - 1

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

1. Real Estate taxes for the year 2004 and subsequent years, which are liens not yet due and payable.

2. Additional taxes, interest or penalties which may be assessed for prior tax years by virtue of adjustment, reappraisal, reassessment, appeal or other amendment to the tax records of the City or County in which the property is located, and which are not yet due and payable.

3. The following matters shown on ALTA/ACSM Land Title As Built Survey prepared by Welborn Land Surveying, Inc., dated 12/27/03, Job No. WLS-03-0831, and last revised 1/ /04 (the "Survey"):

      a.    Utility easement located at southeastern corner of property

      b. Drainage line running across World Drive and into detention pond located at southeastern corner of property

      c. Drainage line running between catch basins in parking lot and catch basin on World Drive

      d. 6" sanitary sewer easement running between building on property and property on easterly side of World Drive

4. Easement Agreement for waterline between The Equitable Life Assurance Society of the United States and Fayette County, Georgia dated January 14, 1988 recorded in Deed Book 484, Page 347, as shown on the Survey.

5. Easement Agreement for waterline between The Equitable Life Assurance Society of the United States and Fayette County, Georgia dated January 14, 1988 and recorded in Deed Book 484, Page 351, as shown on the Survey.

6. Declaration of Covenants, Conditions and Restrictions for Kedron Office Park by Peachtree City Holdings, LLC, dated June 26, 2000 and recorded in Deed Book 1516, Page 99.

7. Sign and Landscape Easement from Peachtree City Holdings, LLC to Kedron Office Park Owners Association, Inc. dated June 23, 2000 and recorded in Deed Book 1516, Page 161, as shown on the Survey.

8. Restrictions contained in Limited Warranty Deed from Peachtree City Holdings, LLC to Air Eagle Properties, LLC dated June 26, 2000 and recorded in Deed Book 1516, Page 164, and reservation by Peachtree City Holdings LLC of easement across 0.037 acres of land, as shown on the Survey.

9. Matters disclosed by certain plat recorded in Plat Book 34, Pages 120-122, as shown on the Survey

                                  EXHIBIT C - 1

                                                                       EXHIBIT D

                               BASIC RENT PAYMENTS

                  1. Basic Rent.

                           (a) Initial Term. Subject to the adjustments provided
for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $852,600 per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of $213,150 each. Pro rata Basic Rent for the period from the date hereof through the last day of April, 2004 shall be paid on the date hereof.

                           (b) Renewal Term. Annual Basic Rent for the first
year of each Renewal Term shall be an amount equal to the Fair Market Rental Value as if the first day of the applicable renewal Term, as determined in accordance with Paragraph 29 of this Lease, shall be payable in equal quarterly installments and shall be subject to the adjustments provided for in Paragraphs 2, 3 and 4 below. Pro rata Basic Rent for the period from the twenty-fifth
(25th) day of the last month of a Renewal Term through the last day of the last month of such Renewal Term shall be paid with the final installments of Basic Rent for such Renewal Term.

                  2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the annual Basic Rent as adjusted by the CPI adjustment be less than the annual Basic Rent in effect for the one (1) year period immediately preceding such adjustment.

                  3. Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until the first (1st) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the first (1st) anniversary of the First Full Basic Rent Payment Date and on each anniversary of the First Full Basic Rent Payment Date thereafter during the initial Term and, if the initial Term is extended, on the first anniversary of the first full basic rent payment date of each Renewal Term ("First Full Renewal Term Payment Date") and on each anniversary of the First Full Renewal Term Payment Date during each such Renewal Term, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent one (1) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

                  4. Method of Adjustment for CPI Adjustment.

                           (a) As of each Basic Rent Adjustment Date when the
average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such

                                  EXHIBIT D - 1

Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) the product of such multiplication but in any event not be less than two percent (2%) of the Basic Rent in effect immediately prior to each Basic Rent Adjustment Date, or (y) three percent (3%) of the Basic Rent in effect immediately prior to each Basic Rent Adjustment Date, shall be added to the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date. As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one (1) year earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing one (1) year period.

                           (b) Effective as of a given Basic Rent Adjustment
Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

                           (c) Notice of the new annual Basic Rent shall be
delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

                                  EXHIBIT D - 2

                                                                       EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

         The undersigned, WORLD AIRWAYS, INC., as Tenant of approximately 57,500 rentable square feet of the property situated at 101 World Drive, Peachtree City, Georgia, under that certain lease agreement (the "Lease") dated March __, 2004, between WORLD AIRWAYS, INC., as Tenant, and WORLD (DE) QRS 15-65, INC., as Landlord, has been advised that the Lease will be assigned to _________________________ ("__________") as security in connection with a mortgage loan that may be made by __________ to Landlord. The undersigned hereby certifies to __________ as follows, with full knowledge that __________, and its successors and assigns (collectively "Lender"), are relying upon the truth, accuracy and completeness of such statements:

         1. The Lease has not been changed, modified, amended or supplemented, and the interest of the Tenant has not been assigned, encumbered or otherwise transferred, except as set forth below. The Lease, including any modifications or amendments set forth below, contains all of the understandings and agreements between Tenant and Landlord.

________________________________________________________________________________

         2. The Lease is in full force and effect and free from any default by either party. There are also no existing conditions, which upon the giving of notice or lapse of time, or both, would constitute a default under the Lease.

         3. All improvements to the leased premises required to be built by Landlord have been fully and satisfactorily completed by Landlord; all allowances and contributions (if any) payable by Landlord for Tenant's improvements (or for any other purpose) have been paid; and Tenant has accepted the leased premises and is in full occupancy thereof, paying rent and actively conducting its business therein.

         4. The term of the Lease commenced on March __, 2004, and expires on March 31, 2019, unless renewed or extended in accordance with any renewal or extension provisions of the Lease.

         5. The current quarterly rent installment is $ _________________ which has been paid through and including _____________. Tenant is directly making payments to the applicable authority of real estate taxes, insurance and any other additional rent obligations under the lease, using the terms defined in the Lease for such items.

         6. As of the date hereof, Tenant has no outstanding offsets or credits against, or deductions from, or "free rent" period entitlements with respect to its future rent obligations, except as set forth below:

________________________________________________________________________________

         7. Tenant has paid Landlord a security deposit in the form of a letter of credit of $426,300. Tenant has made no advance payment of rent other than for the current quarter unless otherwise specified in the Lease.

                                  EXHIBIT E - 1

         8. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, debtor reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

         9. Tenant has no expansion rights, purchase options or rights of first refusal with respect to renting additional space or acquiring any additional interest in the above-referenced property except as set forth in paragraph 36 of the Lease.

         10. If Lender or its designee succeeds to Landlord's interest in the leased premises or if a sale by power of sale or foreclosure occurs, Tenant shall attorn to Lender or its designee or a purchaser at such sale as its landlord; provided that any Mortgage or other security interest (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) provides for the recognition of the Lease and all of Tenant's rights thereunder unless and until an Event of Default exists or Landlord has the right to terminate the Lease pursuant to any applicable provision thereof.

         11. Tenant has no right set forth in the Lease to terminate the Lease prior to the expiration of the term of the Lease except, to the extent provided in the Lease, in connection with a casualty or condemnation.

         12. Tenant will not seek to terminate the Lease or seek or assert any set-off or counterclaim against the rent or additional rent by reason of any act or omission of Landlord, until (i) Tenant shall have given written notice (a "Termination Notice") of such act or omission to Lender or its designee, at such address as may be provided by such party to Tenant from time to time in writing, and (ii) the cure period, if any, afforded Landlord under the Lease has expired. Tenant shall deliver a Termination Notice to Lender at the same time a notice of Landlord's default is required to be given to Landlord under the Lease.

         13. Upon receipt by Tenant of any written notice from Lender to do so, all base rent, additional rent and all other charges or payments that are to be made to Landlord under the Lease, shall be paid by Tenant directly to Lender or its designee until further notice from Lender in writing.

         14. Neither Lender nor any purchaser at a sale by power of sale or foreclosure will be bound by any modification of the Lease including, without limitation, any reduction in rent or term, unless such party has consented thereto in writing.

                                  EXHIBIT E - 2

         This certification shall inure to the benefit of and be enforceable by _________________________, and its successors and assigns, and shall be binding upon the undersigned and its successors and assigns as Tenant under the Lease.

DATED: __________ __, 20___

                                      TENANT:

                                      WORLD AIRWAYS, INC.,
                                      a Delaware corporation

                                      By:_______________________________________
                                      Title:____________________________________

                                  EXHIBIT E - 3

                                                                       EXHIBIT F

              SAMPLE CALCULATION FOR INCREASE OF ANNUAL BASIC RENT

VARIABLE                                       CALCULATION                  ASSUMPTION/VALUE
--------                                       -----------                  ----------------
Commencement Date                                                               04/01/2004
Exchange Date                                                                   04/01/2009
Time from Lease Commencement (years = n)                                              5.00
Assumed Annual CPI Increase (i)                                                       2.5%
Rent Basis (x)                                                                   8,400,000

Appraised Value of Exchanged Premises (A)                                       12,000,000
Acquisition Cost (B)                                                             8,865,358
Exchange Cost (C)                                A-B                             3,134,642

Capitalization Rate (D)                                                             10.15%
Initial Annual Basic Rent (E)                    x*D                               852,600
Then Annual Basic Rent Starting 2/1/09 (F)       E*(1+i)(caret)n                   964,638

Exchange Base Rent (G)                           D*C                               318,166
CPI Adjusted Exchange Premises Annual Basic
Rent (H)                                         G*(1+i)(caret)n                   359,976
Total New Annual Basic Rent                      F+H                            $1,324,614

FORMULA:

TOTAL NEW ANNUAL BASIC RENT = [E*(1+I)(caret)N]+[(D*C)*(1+I)(caret)N]    $1,324,614

                         Where

                                 C = Exchange Cost (A-B)
                                 D = Capitalization Rate
                                 E = Initial Annual Basic Rent
                                 i = Assumed Annual CPI Increase
                                 n = Time (Years) from Lease Commencement

                                  EXHIBIT F - 1

                                                                       EXHIBIT G

When recorded, return to:

[INSERT COUNSEL NAME]

                   AGREEMENT OF SUBORDINATION, NON-DISTURBANCE
                                 AND ATTORNMENT

                  THIS AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT is made as of the day of _______________, 2004, by and among WORLD
(DE) QRS 15-65, INC., a Delaware corporation ("LESSOR"), WORLD AIRWAYS, INC., a Delaware corporation ("LESSEE"), and _________________________, a
_________________________ ("LENDER").

                               W I T N E S S E T H

                  WHEREAS, Lessor is the owner of a certain tract of land with improvements thereon, and said tract is more fully described in Exhibit "A", which is attached hereto and incorporated herein by reference as if fully set forth at this point and as more fully described in the Lease (the "LEASED PREMISES"); and

                  WHEREAS, under a certain lease ("LEASE") dated March __, 2004 between Lessor and Lessee, as evidenced by a Memorandum of Lease recorded _____, 2004 under Clerk's File No. ___ of the Real Property Records Fayette County, Georgia, Lessor did lease, let and demise the Leased Premises to Lessee for the period of time and upon the covenants, terms and conditions therein stated; and

                  WHEREAS, by making a loan, Lender has or is about to become the owner of an indebtedness and holder of a certain promissory note (such promissory note together with any and all renewals, modifications, consolidations and extensions thereof, the "NOTE"), secured by a [MORTGAGE][DEED OF TRUST][DEED TO SECURE DEBT](1) and Security Agreement of even date therewith as same may have been or be amended, modified, ratified, confirmed, consolidated, extended, substituted for, renewed or replaced (collectively, the "SECURITY INSTRUMENT"), to be recorded in the records of Fayette County, Georgia, constituting a first lien upon the Leased Premises, and secured by an assignment of Lessor's interest in the Lease as more particularly set forth in a certain Assignment of Leases and Rents; and

                  WHEREAS, Lender desires that the Lease be subject and subordinate to the Security Instrument, and that Lessee agree to attorn to the purchaser at foreclosure of the Security Instrument in the event of such foreclosure or to Lender in the event of collection of the rent by Lender; and

___________________________
(1) Select the proper security instrument and delete the remainder

                                  EXHIBIT G - 1

                  WHEREAS, Lessee is willing to agree to attorn if Lender will recognize Lessee's rights under the Lease.

                  NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, each to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, covenant and warrant as follows:

                  1. That the terms, covenants, provisions and conditions of the Lease and the rights of Lessee thereunder are and will continue to be subject and subordinate to the Security Instrument, and the lien thereof.

                  2. So long as (i) Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Lessee's part to be performed or observed, (ii) Lessee is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Lessee's possession of the Leased Premises and Lessee's rights and privileges under the Lease, or any extensions or renewals thereof which may be affected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Lessee's occupancy of the Leased Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Lessee as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Lessee's interest and estate under the Lease (except to the extent that Lessee's right to receive or set-off any monies or obligations owed or to be performed by any of Lender's predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender's successors-in-interest).

                  3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Lessee will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Lessor under the Lease or otherwise in respect of the Leased Premises; and such payments shall be made regardless of any right of set-off, counterclaim or other defense which Lessee may have against Lessor, whether as the tenant under the Lease or otherwise.

                  (B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Lessor under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Leased Premises upon or following foreclosure of the Security Instrument, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a "SUCCESSOR-LESSOR"), Lessee shall attorn to and recognize Successor-Lessor as Lessee's landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Lessor may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Lessor and Lessee upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Lessor shall not:

                                  EXHIBIT G -2

                  (i) be liable for any previous act or omission of Lessor under the Lease;

                  (ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Lessee against Lessor;

                  (iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent for more than one (1) month which Lessee might have paid to Lessor, unless such modification or prepayment shall have been expressly approved in writing by Lender; or

                  (iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender;

                  4. Lessee shall promptly notify Lender of any default by Lessor under the Lease and of any act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease or to claim a partial or total eviction. In the event of a default by Lessor under the Lease which would give Lessee the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease, Lessee shall not exercise such right (i) until Lessee has given written notice of such default, act or omission to Lender and
(ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Lessor would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Lessee written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Lessor until after Lender obtains possession of the Leased Premises, Lessee may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Leased Premises.

                  5. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Lessee under the Lease or otherwise.

                  6. All notices, demands, requests and other communications made hereunder shall be in writing and shall be properly given and deemed delivered on the date of delivery if sent by personal delivery or nationally recognized overnight courier and on the third business day following mailing if sent by certified or registered mail, postage prepaid, return receipt requested, as follows:

                                  EXHIBIT G -3

                  If to Lender:      __________________________________________
                                     __________________________________________
                                     __________________________________________
                                     __________________________________________
                                     Attention: _______________________________

                  With a copy to:    __________________________________________
                                     __________________________________________
                                     __________________________________________
                                     __________________________________________
                                     Attention: _______________________________

                  If to Lessor:      WORLD (DE) QRS 15-65, INC.
                                     c/o W.P. Carey & Co. LLC
                                     50 Rockefeller Plaza, 2nd Floor
                                     New York, New York 10020

                  With copy to:      Reed Smith LLP
                                     2500 One Liberty Place
                                     Philadelphia, PA 19103
                                     Attention: Chairman, Real Estate Department

                  If to Lessee:      WORLD AIRWAYS, INC.
                                     101 World Drive
                                     Peachtree City, Georgia 30269

                  With copy to:      __________________________________________
                                     __________________________________________
                                     __________________________________________

                  7. The agreements herein contained shall bind and inure to the benefit of the successors and assigns in interest of the parties hereto and, without limiting such, the agreement of Lender shall specifically be binding upon any purchaser of the Leased Premises at a sale foreclosing the Security Instrument.

                  8. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

                                   EXHIBIT G-4

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered in their respective names and on their behalf; and if a corporation, by its officers duly authorized, on the day and year first above written.

                                         LESSOR:

                                         WORLD (DE) QRS 15-65, INC.,
                                         a Delaware corporation

                                         By:____________________________________
                                         Title:_________________________________

                                         LESSEE:

                                         WORLD AIRWAYS, INC.,
                                         a Delaware corporation

                                         By:____________________________________
                                         Title:_________________________________

                                         LENDER:

                                         __________________________,
                                         a _________________________

                                         By: ___________________________________
                                             Name:
                                             Title:

                                  EXHIBIT G -5

State of __________        )
                           ) ss.
County of ___________      )

                  On __________ ___, 200___, before me, ____________________, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

                                                ________________________________
                                                Signature of Notary

State of __________        )
                           ) ss.
County of ___________      )

                  On __________ ___, 200___, before me, ____________________, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

                                                ________________________________
                                                Signature of Notary

State of __________        )
                           ) ss.
County of ___________      )

                  On __________ ___, 200___, before me, ___________________, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

                                                ________________________________
                                                Signature of Notary

                                  EXHIBIT G -6

                                    EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES

                                   EXHIBIT "A"
                                Legal Description

ALL THAT TRACT or parcel of land lying and being in Land Lot 135 of the 7th Land District, Peachtree City, Fayette County, Georgia, and being more particularly described as follows: BEGIN at an iron pin found which marks the northwesterly end of the mitered right-of-way line formed at the intersection of the southeasterly right-of-way line of Georgia State Route No. 74 (r/w varies) and the northerly right-of-way of Peachtree Parkway (100' r/w) and run thence along said right-of-way line of Georgia State Route No. 74 North 39 degrees 38 minutes 49 seconds East a distance of 333.67 feet to a concrete r/w monument; run thence along said right-of-way line North 27 degrees 47 minutes 52 seconds East a distance of 397.89 feet to an iron pin set; run thence South 87 degrees 48 minutes 04 seconds East a distance of 107.94 feet to an iron pin set on the westerly right-of-way line of a cul-de-sac of World Drive (80' r/w); run thence along said right-of-way line of World Drive along the arc of a curve to the left a distance of 103.78 feet to a point, said arc being subtended by a chord bearing South 41 degrees 17 minutes 34 seconds East a distance of 95.03 feet and having a radius of 72 feet; run thence along said right-of-way line of World Drive along the arc of a curve to the right a distance of 39.26 feet to a point, said arc being subtended by a chord bearing South 45 degrees 5 minutes 23 seconds East a distance of 36.52 feet and having a radius of 30 feet; run thence along said right-of-way line of World Drive along the arc of a curve to the right a distance of 76.76 feet to a point, said arc being subtended by a chord bearing South 10 degrees 3 minutes 29 seconds East a distance of 76.74 feet and having a radius of 892.46 feet; run thence along said right-of-way line of World Drive South 12 degrees 31 minutes 19 seconds East a distance of 135.05 feet to a point; run thence along said right-of-way line of World Drive along the arc of a curve to the right a distance of 115.82 feet to a point, said arc being subtended by a chord bearing South 3 degrees 18 minutes 20 seconds East a distance of 115.32 feet and having a radius of 360 feet; run thence along said right-of-way line of World Drive South 5 degrees 54 minutes 40 seconds West a distance of 257.96 feet to a point; run thence along the right-of-way line formed by the intersection of said right-of-way line of World Drive with said right-of-way line of Peachtree Parkway along the arc of a curve to the right a distance of 55.01 feet to a point, said arc being subtended by a chord bearing South 50 degrees 56 minutes 20 seconds West a distance of 49.52 feet and having a radius of 35 feet; run thence along said right-of-way line of Peachtree Parkway North 84 degrees 2 minutes 1 second West a distance of 564.28 feet to the southeastern end of said mitered right-of-way line formed by the intersection of said right-of-way line of Peachtree Parkway and said right-of-way line of Georgia State Route 74; run thence along said mitered right-of-way line North 22 degrees 11 minutes 48 seconds West a distance of
47.62 feet to the POINT OF BEGINNING as established above; being shown and described as 6.52 acres, containing 284,004 SF on that certain plat of survey prepared for Air Eagle Properties, LLC by Mark R. Welborn, Georgia Registered Land Surveyor No. 2711, dated 12/17/03.

                                  EXHIBIT G -7

                                                                       EXHIBIT H

                  CERTIFICATION RELATED TO THE USA PATRIOT ACT

On behalf of [Insert name of subtenant/assignee] ("[Subtenant/Assignee]"), I hereby certify to the following:

1. [Subtenant/Assignee] maintains a place of business that is located at a fixed address (other than an electronic address or post office box) know as
__________________________.

2. [Subtenant/Assignee] is subject to the laws of the United State and has no knowledge that it is not in full compliance with laws relating to bribery, corruption, fraud, money laundering and the Foreign Corrupt Practices Act.

3. The names and addresses of [Subtenant/Assignee]'s Owners, officers and directors are accurately reflected on Annex A to this certification. "Owner" means any individual who owns, controls, or has the power to vote more than 5% of any class of [Subtenant/Assignee]'s stock, or otherwise controls or has the power to control [Subtenant/Assignee].

4. None of said Owners, officers or directors appears on any of the following lists maintained by the United States government ("Government Lists"):

         a. The two lists maintained by the United States Department of Commerce (Denied Persons and Entities; the Denied Persons list can be found at www.bxa.doc.gov/DPL/Default.shtm; the Entity List can be found at www.bxa.doc.gov/Entities/Default.htm;

         b. The list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons, which can be found at www.ustreas.gov/ofac/t11sdn.pdf);

         c. Two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties; the State Department List of Terrorists can be found at www.state.gov/s/ct/rls/fs/2001/6531.htm; the List of Debarred Parties can be found at www.pmdtc.org/debar059.htm); and

         d. Any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, or by any other government.

5. [Subtenant/Assignee] does not transact business on behalf of, or for the direct or indirect benefit of, any individual or entity named on any Government List.

I, _____________________, certify that I have read and understand this Certification and that the statements made in this certification and the attached Annexes are true and correct.

This Certification is made on behalf of [[Subtenant/Assignee]].

                                                ________________________________
                                                (Signature)

                                                ________________________________
                                                (Title)

Executed on this _____ day of ___________, 200_.

                                  EXHIBIT H - 1